AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 14, 2001
                           REGISTRATION NO. 333-30363

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                    UNIVERSAL BEVERAGES HOLDINGS CORPORATION
                    ----------------------------------------
                 (Name of Small Business Issuer in its Charter)

            FLORIDA                         2086                 65-805935
            -------                         ----                  ---------
   (State or Jurisdiction of    (Primary Standard Industrial  (I.R.S. Employer
 Incorporation or Organization) Classification Code Number)  Identification No.)

                  7563 PHILIPS HIGHWAY, JACKSONVILLE, FL 32256
                  --------------------------------------------

                                 (904) 296-7500
                                 --------------
     (Address and telephone number or intended principal place of business)

                                DONALD RETT, ESQ.
                              2804 REMINGTON GREEN
                                  SECOND FLOOR
                           TALLAHASSEE, FLORIDA 32308
                                 (850) 386-6060
                                 --------------
            (Name, Address and Telephone Number of Agent for Service)

                  PLEASE SEND A COPY OF ALL COMMUNICATIONS TO:

                             MICHAEL D. HARRIS, ESQ.
                             KRISTEN K. THOMAS, ESQ.
                              MICHAEL HARRIS, P.A.
                     1645 PALM BEACH LAKES BLVD., SUITE 550
                            WEST PALM BEACH, FL 33401
                            TELEPHONE: (561) 478-7077
                            FACSIMILE: (561) 478-1817

     Approximate date of proposed sale to the public: AS SOON AS PRACTICABLE
         AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

       If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule
                    434, please check the following box. [ ]



                         CALCULATION OF REGISTRATION FEE

    -------------------------------------- ---------------------- ----------------------------- -------------------
                                                                        Proposed Maximum
      Title of Each Class of Securities        Amount to Be            Aggregate Offering           Amount of
              To Be Registered                Registered (2)               Price (3)             Registration Fee
    -------------------------------------- ---------------------- ----------------------------- -------------------
    Common stock (1)                            6,493,086                  $5,377,087                $1344.27
    -------------------------------------- ---------------------- ----------------------------- -------------------
    Total Registration Fee                                                                           $1344.27
    -------------------------------------- ---------------------- ----------------------------- -------------------

    (1) Consists of 3,259,476 shares issuable upon exercise of outstanding warrants, 353,333 shares of common stock issuable upon conversion of Series E preferred shares and 2,880,277 shares of common stock currently outstanding.

    (2) Pursuant to Rule 416, we are also registering such additional shares as may be required for issuance pursuant to the anti-dilution provisions of the warrants.

    (3) Estimated solely for the purpose of computing the registration fee based on the average of the bid and asked price of the Registrant's common stock on the over-the-counter bulletin board on February 12, 2001.

    ----------------------------------------------------------------------------

         The Registrant hereby amends this Registration Statement on the date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8 of the Securities Act of 1933 or until the Registration Statement shall become effective on the date as the Securities and Exchange Commission, acting pursuant to Section 8, may determine.




                              CROSS REFERENCE SHEET

FORM SB-2 ITEM NUMBERS AND CAPTION                                              HEADING IN PROSPECTUS

1.       Front of the Registration Statement
         and Outside Front Cover of Prospectus..................................Cover Page of Form SB-2 and of
                                                                                Prospectus
2.       Inside Front and Outside Back Cover Pages of Prospectus................Outside Front and Back Cover
                                                                                Pages of Prospectus
3.       Summary Information and Risk Factors...................................Prospectus Summary and Risk
                                                                                Factors
4.       Use of Proceeds........................................................Use of Proceeds
5.       Determination of Offering Price........................................Market Prices of our Common
                                                                                Stock and Plan of Distribution
6.       Dilution...............................................................Dilution
7.       Selling Security Holders...............................................Description of Securities
8.       Plan of Distribution...................................................Plan of Distribution and Selling
                                                                                Shareholders
9.       Legal Proceedings......................................................Not Applicable
10.      Directors, Promoters, Executive Officers,
         Promoters and Control Persons..........................................Management and
                                                                                Principal Shareholders
11.      Security Ownership of Certain
         Beneficial Owners and Management.......................................Principal Shareholders
12.      Description of Securities..............................................Description of Securities
13.      Interest of Named Experts and Counsel..................................Legal Matters
14.      Disclosure of Commission Position on
         Indemnification for Securities Act Liabilities.........................Part II
15.      Organization Within Last Five Years....................................Not Applicable
16.      Description of Business................................................Risk Factors and Business
17.      Management's Discussion and Analysis or
         Plan of Operations or Financial Condition..............................Management Discussion and Analysis
                                                                                of Results of Operations and
                                                                                Financial Condition
18.      Description of Property................................................Business
19.      Certain Relationships and Related Transactions.........................Related Party Transactions
20.      Market for Common Equity and Related Shareholder Matters...............Market Prices of our Common Stock
21.      Executive Compensation.................................................Management
22.      Financial Statements...................................................Financial Statements
23.      Changes In and Disagreements with Accountants
         on Accounting and Financial Disclosure.................................Not Applicable

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

24.      Indemnification of Directors and Officers..............................Indemnification of Directors and Officers
25.      Other Expenses of Issuance and Distribution............................Other Expenses of Issuance and Distribution
26.      Recent Sales of Unregistered Securities................................Recent Sales of Unregistered Securities
27.      Exhibits...............................................................Exhibits
28.      Undertakings...........................................................Undertakings

1

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

 -------------------------------------------------------------------------------

                 Subject to completion, dated February 14, 2001

                                   Prospectus

                        6,493,086 shares of common stock

                    Universal Beverages Holdings Corporation

         This is a public offering of 6,493,086 shares of common stock of Universal Beverages Holdings Corporation, which are being offered by selling shareholders. Of the shares being offered, 3,259,476 shares of common stock are issuable upon the exercise of warrants, 353,333 are issuable upon conversion of Series E preferred stock, and 2,880,277 shares of common stock are currently outstanding.

         We will not receive any proceeds from the sale of the shares of common stock offered by this prospectus. However, we will receive proceeds if the selling shareholders exercise their warrants to purchase shares of common stock offered by this prospectus.

         Our common stock is traded on the over-the-counter bulletin board under the symbol "UVBV." The closing price on ___________, 2001 was $______ per share.

         Investing in our common stock involves a high degree of risk. See the risks which are described in the "Risk Factors" section beginning on page 7 of this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

            The date of this prospectus is ___________________, 2001

                    UNIVERSAL BEVERAGES HOLDINGS CORPORATION
                  7563 PHILIPS HIGHWAY, JACKSONVILLE, FL 32256
                                 (904) 296-7500





                                TABLE OF CONTENTS

                                                                                                                    PAGE

Prospectus Summary...............................................................................................         3

Risk Factors.....................................................................................................         7

Market Prices of Our Common Stock................................................................................        13

Forward-Looking Statements.......................................................................................        13

Use of Proceeds..................................................................................................        14

Capitalization...................................................................................................        16

Selected Financial Data..........................................................................................        17

Management's Discussion and Analysis of Financial Condition and Results of Operations............................        19

Business.........................................................................................................        23

Management.......................................................................................................        33

Related Party Transactions.......................................................................................        37

Principal Shareholders...........................................................................................        39

Description of Securities........................................................................................        41

Shares Eligible for Future Sale..................................................................................        46

Plan of Distribution.............................................................................................        47

Legal Matters....................................................................................................        47

Experts..........................................................................................................        47

Additional Information...........................................................................................        48

Index to Financial Statements....................................................................................       F-1




                               PROSPECTUS SUMMARY

         The following summary highlights selected information from this prospectus and may not contain all the information that is important to you. To understand our business and this offering fully, you should read this entire prospectus carefully, including the financial statements and the related notes beginning on page F-1. When we refer in this prospectus to "Universal Beverages," "we," "our," and "us," we mean Universal Beverages Holdings Corporation, a Florida corporation, and our subsidiary, Universal Beverages, Inc.

                     UNIVERSAL BEVERAGES HOLDING CORPORATION

Our Business.................................  We are in the business of manufacturing and selling bottled water products.  Bottled water has been one of the fastest growing segments of the beverage industry over the last decade. Since 1988, overall sales of bottled water have more than doubled. In the United
                                               States, more than half of all Americans drink bottled water and about a third of the public consumes it regularly.  A report from the Beverage Marketing Corporation predicts that bottled water will likely surpass fruit beverages, milk and beer to become the second largest segment of the beverage industry by 2005.

                                               Our wholly-owned subsidiary, Universal Beverages, Inc., has been operating since March 1996. Since September 2000, our principal source of revenues has been from the sale of spring water to Sam's Club stores in the Southeastern United States. Prior to Sam's Club, our primary source of revenue was through the distribution of our Syfo(R) brand of purified bottled waters. We distribute Syfo(R) waters principally in
                                               Florida through retail supermarkets including, Publix Supermarkets,
                                               Winn-Dixie, and Albertson's. Bottled water has been sold under the
                                               Syfo(R) brand since 1949 and is reputed to be one of the original brands of bottled water in the chain store marketplace. Our Syfo(R)
                                               products include carbonated sparkling water and non-carbonated 100%
                                               purified waters and spring waters.

                                               We own a modern manufacturing facility in Leesburg, Florida, which includes manufacturing, quality control, shipping and warehouse space, as well as offices. At this facility, we have one fully automated bottling line.

                                       3

Our Strategy.................................  Our objective is to become a national company in the area of marketing and manufacturing bottled waters and other beverages, to acquire complementary businesses and provide related services to the beverage and food industries.  Our strategies to achieve this objective include the following key elements:

                                               o        Complete installation of our own bottle making equipment;
                                               o        Installation of a third automated assembly line;
                                               o        Expansion of our sales of private label waters to large
                                                        national and regional retail stores;
                                               o        Acquisition of other brands of beverages and bottled waters and/or manufacturing facilities; and
                                               o        Expansion of our distribution and manufacturing to other
                                                        areas of the country by acquiring existing
                                                        bottling facilities.

                                               In carrying out these strategies, our primary obstacle is our need for working capital to grow our business. We need capital to pay debt and preferred stock dividends, to purchase additional equipment for our bottle production line, and to purchase the equipment for a third assembly line.

                Our Locations                  Our executive offices are located at:
                                                        7563 Philips Highway, Suite 110
                                                        Jacksonville, FL  32256
                                                        Telephone: (904) 296-7500
                                               Our manufacturing plant is located at:
                                                        3301 West Main Street
                                                        Leesburg, Florida 34748

                Our Websites                   We maintain websites at www.universalbeverages.com and
                                               www.syfo.com. Information contained on our websites is not part of this prospectus.

                                       4


                                OFFERING SUMMARY

Securities offered (1).......................  6,493,086 shares of common stock

Description of common stock


        Use of proceeds......................  If the warrants are exercised, we intend to use the net proceeds of this offering for
                                               various purposes including:

                                               o        Repayment of debt;

                                               o        Payment of dividends;

                                               o        Purchase of manufacturing and quality control
                                                        equipment;

                                               o        Expansion of our business development and
                                                        marketing efforts; and

                                               o        General corporate purposes including
                                                        working capital for expanding operations.

(1) Includes (i) 3,259,476 shares of common stock issuable upon exercise of warrants, (ii) 353,333 shares of common stock issuable upon conversion of Series E preferred stock, and (iii) 2,880,277 shares of common stock outstanding.

(2) Assumes exercise of all warrants and conversion of Series E preferred stock.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

         The following selected statement of operations data for the years ended December 31, 1998 and 1999 is derived from our financial statements and related notes, which were audited by Sewell and Company, PA, our independent auditors, and are included in this prospectus.

         The unaudited selected statement of operations data for the nine months ended September 30, 1999 and 2000 includes our actual results of operations for the nine-month periods then ended. Our unaudited balance sheet data at September 30, 2000 has not been adjusted to give effect to the receipt of any proceeds from the exercise of warrants. The following data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes appearing elsewhere in this prospectus.

STATEMENT OF OPERATIONS DATA:

                                                   NINE MONTHS ENDED                         YEARS ENDED
                                                     SEPTEMBER 30,                           DECEMBER 31,
                                               2000                1999                 1999               1998
                                               ----                ----                 ----               ----
                                                     (Unaudited)

Net sales                                   $2,972,946           $2,200,363         $ 2,774,153        $ 2,082,923

Expenses                                     2,166,027              992,225           3,442,396          1,874,347

Net income (loss)                           $ (608,035)          $ (255,637)        $(2,182,344)       $(1,101,457)
Shares used in computation
of net income per share                      7,813,204            2,608,454           3,613,454          2,608,454
Net income (loss) per share                 $    (0.18)          $    (0.45)        $     (0.79)       $     (0.52)


BALANCE SHEET DATA:

                                                             NINE MONTHS ENDED
                                                            SEPTEMBER 30, 2000
                                                               (UNAUDITED)
                                                               -----------

Cash                                                           $  104,352
Working capital                                                (2,419,206)
Total assets                                                    9,246,859

Short term debt accrued interest, and
current portion of long-term debt                                 977,396
Long-term debt                                                     27,874
Total liabilities                                               3,989,339
Total shareholders' equity                                     $5,257,519

                                  RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK AND WARRANTS INVOLVES A HIGH DEGREE OF RISK, AND YOU SHOULD PURCHASE OUR COMMON STOCK ONLY IF YOU CAN AFFORD A COMPLETE LOSS. YOU SHOULD CONSIDER CAREFULLY INFORMATION ABOUT THESE RISKS AND ALL INFORMATION CONTAINED IN THIS PROSPECTUS, BEFORE YOU BUY OUR COMMON STOCK. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS, INCLUDING THE RISKS FACED BY US AS DESCRIBED BELOW AND ELSEWHERE IN THE PROSPECTUS.

BECAUSE WE ARE IN DEFAULT IN PAYING OUR LOANS, WE MAY BE UNABLE TO CONTINUE OPERATIONS AND YOUR INVESTMENT WILL BE LOST

         Indebtedness totaling more than $800,000 came due in January 2001, not including dividends payable to our preferred shareholders. We are unable to make payments on this indebtedness. We have been unable to obtain new financing. Unless we are able to obtain new financing, we will lose all of our assets through foreclosure and cease operations, resulting in a loss of your investment.

BECAUSE WE HAVE A HISTORY OF OPERATING LOSSES, WE MAY NEVER ATTAIN PROFITABLE OPERATIONS, WHICH WOULD ADVERSELY AFFECT THE VALUE OF YOUR INVESTMENT

         We have incurred operating losses since inception of our current operations in 1996 and may continue to incur substantial losses in the future. In particular, we incurred losses of $2,182,334 for fiscal year 1999 and $1,101,442 for fiscal year 1998. In addition, we have incurred losses of $921,113, including a charge for stock issued as compensation, for the nine months ended September 30, 2000 and losses of $1,245,870 for the same period in 1999. If we are unable to become profitable, we expect that it will depress the price of our common stock.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR FINANCIAL CONDITION AND OPERATING RESULTS WILL BE MATERIALLY AND ADVERSELY AFFECTED

         We currently are seeking to raise approximately $2,500,000 to repay debt, purchase equipment, and make dividend payments on shares of our preferred stock. If we are unable to obtain any additional financing, we will not only face the risk of loss of all of our assets as described above, but we will not be able to expand our bottling plant in order to manufacture our own bottles and lower our cost of goods sold. Without manufacturing our own bottles, we can not achieve positive cash flow from operations. As a result, our financial condition and operating results will be materially and adversely affected.

BECAUSE WE ARE IN DEFAULT ON PAYMENT OF DIVIDENDS TO OUR PREFERRED SHAREHOLDERS, THEY MAY OBTAIN CONTROL OF OUR BOARD OF DIRECTORS

         We are required to make quarterly dividend payments to our preferred shareholders. We have not made our first three dividend payments to our Series C and E preferred shareholders. The third payment was due on January 10, 2001. If we fail to make three dividend payments when due, 60% of outstanding shares of a series (or each series) of preferred stock may send us a default notice. Unless we then cure the default, each preferred share will have 10 votes per share toward the election of our directors. Our Series C and E preferred shareholders may declare default. Accordingly, the preferred shareholders could be in a position to control our board of directors. A change in control of our operations and business could substantially change our business plans.

WE RELY ON A LIMITED NUMBER OF CLIENTS FOR A LARGE PERCENTAGE OF OUR REVENUES, WHICH MEANS THAT WE FACE A GREATER RISK OF LOSS OF REVENUES IF WE LOSE CLIENTS

         During 1999, three clients, Publix Supermarkets, Winn Dixie Food Stores, and Albertsons accounted for approximately 65.7% of our revenues or 48.1%, 7.5% and 10.1% respectively. In 2000, approximately 65% of our revenues came from Sam's Club, with a significant portion of the remaining revenues coming from Publix Supermarkets. Loss of Sam's Club as a customer would result in a substantial loss of revenues and increase in our losses, while a loss of other key customers would have a similar but lesser effect.

SINCE OUR SUCCESS IS HEAVILY DEPENDENT ON CONSUMER PREFERENCES, DEMAND FOR OUR PRODUCTS MAY BE SUBJECT TO DRAMATIC FLUCTUATIONS BASED ON CHANGING TRENDS IN BEVERAGES

         In recent years, the demand for natural water products has grown as a reflection of consumer preferences toward healthier alternatives. These consumer preferences may be influenced, however, by the availability and appeal of alternative beverages. In addition, general economic conditions may have an impact on consumer willingness to purchase natural water products. We cannot be sure that the consumer demand for bottled water products will continue to grow or maintain its recent popularity. If it fails to do so, our business could be harmed.

IF WE CANNOT EFFECTIVELY MANAGE OUR GROWTH, WE MAY INCUR SUBSTANTIAL LOSSES

         We recently experienced rapid growth as the result of our obtaining the Sam's Club account to manufacture spring water for it under a brand name of Sam's Club. This growth has placed a substantial burden on our manufacturing capacity and administrative resources. We face a continuing challenge in meeting this and other anticipated growth. Businesses, which grow rapidly, often have difficulty managing their growth. We have limited management depth, and we will have to employ experienced executives and key employees capable of providing the necessary support. We may be unable to do so and our management may not be able to manage our growth effectively or successfully. Rapid growth can often put a strain on management, financial, and operational resources of a company. In addition, we will likely need to enhance our operational systems and personnel procedures. Our failure to meet these challenges could cause our efforts to expand operations to prove unsuccessful and cause us to incur substantial operating losses.

UNLESS WE RECRUIT A NEW CHIEF EXECUTIVE OFFICER AND MARKETING EXECUTIVE, WE MAY LACK SUFFICIENT MANAGEMENT TO COPE WITH OUR CURRENT DIFFICULTIES

         In January 2001, our board of directors removed our chief executive officer and our president resigned. It has failed to name replacements. Our existing management consists of a chief financial officer and a treasurer. Unless we obtain a chief executive officer and a marketing executive, we may be unable to obtain new financing, stabilize our management, provide operational assistance and market our products.

BECAUSE WE ARE SIGNIFICANTLY SMALLER THAN THE MAJORITY OF OUR COMPETITORS, WE MAY LACK THE FINANCIAL RESOURCES NEEDED TO INCREASE OUR MARKET SHARE

         Our spring water and Syfo(R) products are subject to intense competition from companies that havE significantly greater market share, shelf space in retail outlets, financial resources and distribution capabilities. These companies have the resources to either lower the price of their products or secure the prime space in the outlets in which their products are sold. If these companies are successful in their efforts to obtain greater market share, shelf space and/or distribution, this could affect our ability to sell our products and increase market share resulting in lower revenues and increased losses.

BECAUSE WE RELY ON LIMITED THIRD PARTIES TO SUPPLY MATERIALS NEEDED FOR PRODUCTION OF OUR PRODUCTS, OUR BUSINESS COULD SUFFER FROM DELAYS, AS WELL AS ADDITIONAL PROBLEMS ASSOCIATED WITH THESE THIRD PARTY SUPPLIERS, THAT COULD CAUSE US TO LOSE CLIENTS AND REVENUES ON A TEMPORARY OR PERMANENT BASIS

         We rely on a spring water supplier located approximately 20 miles from our manufacturing facility. In addition, in the past we have encountered difficulty in obtaining certain bottles needed to bottle our water products. If, for any reason, we were unable to obtain these supplies at commercially reasonable prices within the requisite time frame, we could experience significant delays and cost increases. In addition, we may lose customers as a result of our failure to meet their demand.

SINCE WE SELL A BEVERAGE PRODUCT CONSUMED BY PERSONS, WE FACE A RISK OF LIABILITY FROM POTENTIAL CONTAMINATION OF OUR PRODUCTS

         Our products consist of spring and carbonated water manufactured for human consumption. We believe that our safety procedures for the purification and bottling of water comply with all state and federal regulations. However, we cannot completely eliminate the risk of accidental contamination or injury from potential contamination. If this contamination occurs, we could be held liable for substantial damages in excess of insurance coverage, face significant fines, and face damage to our goodwill and brand name.

SINCE OUR PRODUCT SALES ARE SEASONAL, FLUCTUATIONS IN OUR OPERATING RESULTS MAY CAUSE OUR STOCK PRICE TO FALL WHICH COULD CAUSE YOUR INVESTMENT TO LOSE VALUE

         Historically, our revenues have been higher in the second and third quarters of the year. These fluctuations are usually due to the increased demand for bottled water products in summer months. We anticipate that this trend will continue. Our varying quarterly results may result in the fluctuation of our common stock price if investors react to our reporting operating results less favorable than in a prior quarter.

BECAUSE OUR COMMON STOCK TRADES IN A LIMITED MARKET, AN ACTIVE LIQUID TRADING MARKET FOR OUR COMMON STOCK MAY NOT DEVELOP AND YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT AT A PROFIT

         Our common stock is traded on the over-the-counter bulletin board. Our common stock has a highly limited market. To date, there has not been an active market in our stock and the average volume of shares traded each day is minimal. We cannot predict the extent to which investor interest in our common stock may lead to development of an active trading market. Therefore, a liquid trading market may not develop. In addition, even if an active trading market is developed it may not be sustained, and it may be difficult for you to sell your shares of common stock at a price that is attractive. As a result, exercising warrant holders may be unable to sell their shares of common stock at a price that equals or exceeds the price at which the warrants were originally exercised.

OUR BOARD OF DIRECTORS CAN ISSUE PREFERRED STOCK WITHOUT THE CONSENT OF OUR SHAREHOLDERS, WHICH COULD ADVERSELY AFFECT OUR COMMON SHAREHOLDERS

         Our board of directors has issued substantial amounts of preferred stock and may continue to issue shares of preferred stock without shareholder approval, on terms as the board may determine. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future.

IF OUR PREFERRED SHAREHOLDERS CONVERT THEIR PREFERRED STOCK TO SHARES OF COMMON STOCK, THE MARKET PRICE OF OUR COMMON STOCK COULD BE DEPRESSED

         We have 589,600 shares of convertible preferred stock outstanding. Of these preferred shares, 130,600 shares convert based upon the market price of our common stock and 26,500 convert at an 80% of the market price. The following may result from the conversion of these shares of preferred stock:

         o The lower the price of our common stock, the more shares that will be issued upon conversion of the shares of preferred stock.

         o Conversion may increase the supply of shares available for sale, which could depress the market price of the common stock.

         o Significant downward pressure on the price of our common stock could encourage short sales by the selling shareholders or others, which would further depress the market price of the common stock.

BECAUSE SHARES OF OUR PREFERRED STOCK CONVERT AT A DISCOUNT TO MARKET, OUR SHAREHOLDERS MAY SUFFER SUBSTANTIAL DILUTION UPON CONVERSION OF THE PREFERRED STOCK, WHICH CONVERTS AT A DISCOUNT

         The following table sets forth information as if all outstanding shares of preferred stock were converted and warrants exercised as of the date of this prospectus. The times of convertibility may vary. See "Description of Securities" at page __ of this prospectus for information as to the first dates of convertibility.

      SERIES OF                                  MARKET PRICE OF         NO. OF SHARES OF         PERCENTAGE OF
   PREFERRED STOCK                                 COMMON STOCK       COMMON STOCK ISSUABLE     OUTSTANDING COMMON
         (1)            AMOUNT OUTSTANDING                               UPON CONVERSION            STOCK (2)
  ------------------- ----------------------- ----------------------- ----------------------- -----------------------
       Series B              432,500           Each preferred share         1,081,250                  7.3%
                                                  converts into             1,081,250                  7.5%
                                               2 1/2 shares of common       1,081,250                  7.5%
                                                      stock                 1,081,250                  7.5%
                                                                            1,081,250                  7.6%
       Series E               26,500                   $.50                  530,000                   3.6%
                                                      $1.00                  265,000                   1.8%
                                                      $1.50                  176,667                   1.2%
                                                      $1.75                  151,429                   1.1%
                                                      $2.00                  132,500                    *

      Conversion may result in substantial dilution to existing shareholders, since the holders of shares of preferred stock may ultimately convert their shares into a very large number of shares of common stock. The lower the price of our common stock, the more shares of common stock will be issued upon conversion.

(1) Series C preferred stock converts at the closing market price as of the day prior to the conversion after March 31, 2003. Series E preferred stock converts at 80 % of the average of the bid and asked prices over the 30 days prior to conversion.

(2) The percentages for each series converting at a selected market price assume all warrants registered in this prospectus are exercised and all other series of preferred stock convert.

*  Less than 1%

OUR BOARD OF DIRECTORS IS FRAGMENTED AND A MINORITY OF OUR BOARD OF DIRECTORS MAY HAVE SUFFICIENT VOTING CONTROL TO CAUSE OUR SHAREHOLDERS TO CHANGE THE MAKE UP OF THE BOARD

         By a vote of four to three, our chief executive officer was recently removed by our board of directors. Nonetheless, the three minority members of our board own approximately 19.1% of our common stock and if they act together in the future they may control the largest voting block. As a result, these persons acting together may have the ability to determine the outcome of certain matters submitted to our shareholders for approval, including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets. If they act in this manner, these three directors may change the members of our board and elect a new management team. Additionally, the ownership by these three directors may deter potential investors from providing financing to us.

MANAGEMENT MAY INVEST OR SPEND THE PROCEEDS FROM THE EXERCISE OF WARRANTS IN WAYS WITH WHICH YOU MAY NOT AGREE AND IN WAYS THAT MAY NOT YIELD A RETURN

         Management will retain broad discretion over any proceeds received from the exercise of warrants. Shareholders may not deem their uses desirable, and our use of the proceeds may not yield a significant return or any return at all. Because of the number and variability of factors that determine our use of the net proceeds from this offering, these uses may vary substantially from our currently planned uses. We may not be able to invest these funds effectively, which would adversely affect our operations.

OUR STOCK PRICE CAN BE EXTREMELY VOLATILE, AND YOUR INVESTMENT COULD SUFFER A DECLINE IN VALUE

         The trading price of our common stock has been and is likely to be volatile and could be subject to wide fluctuations in price in response to various factors, many of which are beyond our control, including:

         o Actual or anticipated variations in quarterly operating results;
         o        New products introduced or announced by our competitors;

         o        Changes in financial estimates by securities analysts;
         o        Changes in market valuations of other similar companies;
         o Our announcement of significant acquisitions, strategic partnerships, joint ventures or capital commitments;
         o        Additions or departures of key personnel; and
         o        Sales of our common stock.

See "Market Prices of Our Common Stock." at page ____ of this prospectus. As a result, you could lose all or part of your investment. In addition, the stock market in general, and the over-the-counter bulletin board in particular, experiences extreme price and volume fluctuations that are often unrelated and disproportionate to operating performance.

6,466,204 OF OUR TOTAL OUTSTANDING COMMON SHARES ARE RESTRICTED, BUT MAY BE PUBLICLY SOLD. THIS COULD CAUSE THE MARKET PRICE OF OUR COMMON STOCK TO DROP SIGNIFICANTLY, EVEN IF OUR BUSINESS IS DOING WELL WHICH WOULD REDUCE THE VALUE OF YOUR INVESTMENT

         We have 9,958,683 shares of common stock outstanding. This does not include the 3,259,476 shares of common stock issuable upon exercise of the warrants held by selling shareholders or the common stock, which may be issued upon exercise of unregistered warrants or conversion of our shares of preferred stock. The following shares may be publicly sold:

NUMBER OF SHARES           MAY BE PUBLICLY SOLD BEGINNING
----------------           ------------------------------
6,466,204                  Currently, including under Rule 144(1)

2,880,277                  The date of this prospectus

3,259,476                  Upon exercise of warrants registered hereunder

612,202                    March 2001

353,333                    Upon the conversion of Series E preferred stock after

2,066,518                  Beginning one year after exercise of unregistered
                           warrants

(1) Rule 144 under the Securities Act of 1933 limits the amount of restricted common stock that be sold in any three month period to the greater of 1% of outstanding common stock or the average four week trading volume prior to filing form 144 with the Securities and Exchange Commission.

                        MARKET PRICES OF OUR COMMON STOCK

         Our common stock is traded on the over-the-counter bulletin board under the symbol "UVBV." The following table sets forth the high and low bids for our common stock for the calendar periods indicated, as reported by the National Quotation Bureau, Inc., through June 7, 2000 and the over-the-counter bulletin board since that date.

       QUARTER ENDED                          HIGH BID              LOW BID

       March 31, 1999                           $8.62                $7.50
       June 30, 1999                            $7.50                $7.50
       September 30, 1999                       $6.50                $0.50
       December 31, 1999                        $0.93                $0.12
       March 31, 2000                           $5.50                $0.25
       June 30, 2000                            $5.00                $1.84
       September 30, 2000                       $4.00                $1.75
       December 31, 2000                        $2.25                $.375

         These quotations reflect inter-dealer prices, without retail mark-up, markdown or commissions and may not represent actual transactions. We have not and do not plan to declare dividends in the near future. There are no restrictions on the payment of dividends on our common stock.

                           FORWARD-LOOKING STATEMENTS

         This prospectus contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the future financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive positions, growth opportunities for existing products, plans and objectives of management, markets for our stock and other matters. Other statements in this prospectus that are not historical facts are identified as "forward-looking statements" for the purpose of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Some or all of the results anticipated by these forward-looking statements may not occur. These forward-looking statements including are necessarily estimates reflecting the best judgment of our management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of the Risk Factors, contained in this prospectus beginning at page _______.

         Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include without limitation:

         o our ability to raise the working capital necessary to execute our plan for expansion;
         o resolution of the current division in our board of directors and the pending lawsuit;
         o        changes in our business strategy and development plans;
         o        loss of significant customers or distributors;
         o        competitive factors, including changing consumer tastes; and
         o changes in laws and regulations affecting food products, and trade, monetary and fiscal policies.

         The words "estimate," "project," "plan," "intend," "expect," "believe" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this prospectus. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus.

                                 USE OF PROCEEDS

         If all warrants are exercised by the selling shareholders, the net proceeds will be approximately $13,000,000. The following table represents our current best estimates of how we will use the net proceeds from this exercise:

                                           NET PROCEEDS              APPROXIMATE
                                           ------------              % OF TOTAL
                                                                     ----------

Repayment of indebtedness (1)              $  2,143,792                16.5%
Preferred stock dividends                       250,000                 1.9%
Equipment                                     1,606,208                12.4%
Working Capital                               9,000,000                69.2%
                                            ===========                =====
Total                                       $13,000,000                100.0%
                                            ===========                ======

(1) This includes a $600,000 note payable to First National Bank of Blue Island with 10.5% interest which was due January 3, 2001, $47,120.50 due as of September 30, 2000 under a note payable to Eva and Lasse Moe and Roberto and Barbara Rial with 8% interest, a $150,000 note payable to Mr. Clifford Alan Moore which was due January 4, 2001 with 10.25% interest, a $100,000 note payable to Telcoa International Corporation with 10% interest due April 11, 2001, and a $250,000 note payable to Telcoa International Corporation with 14% interest which is payable on demand. The note held by the Moes and Rials has been declared in default; if actually in default, interest will accrue at 18% per annum after November 6, 2000. Further, we have a received a demand for payment in excess of $200,000 pursuant to the terms of the $150,000 promissory note issued to Clifford Alan Moore, which includes a transaction fee of $35,000.

         A substantial portion of the proceeds has been allocated to working capital. We plan to use a substantial portion of the proceeds allocated as working capital to support the growth of our business.

         Based upon our contemplated operations, business plans, and current economic and industry conditions, the above use of proceeds chart is our best estimate of the amount, timing, and allocation of the expenditures of the net proceeds. These estimated amounts are subject to reallocation within the listed categories or to new categories in response to unanticipated events. These may include changes in our business plans, new government regulations, changing industry conditions, and future revenues and expenditures.

         We believe that the net proceeds, together with anticipated revenues from operations, will be sufficient to meet our presently anticipated working capital and capital expenditure requirements for at least 12 months. Our belief is based on our operating plan, which is in turn based on assumptions, which may prove to be incorrect. Moreover, our common stock price is less than the exercise price of the warrants, which may qualify the accuracy of the 12-month forecast. Our financial resources may not be sufficient to satisfy our capital requirements until we receive material proceeds from exercise of the warrants. In addition, we may need to raise significant additional funds before we obtain any proceeds from the exercise of warrants held by selling shareholders in order to support our growth, develop new or enhanced products, respond to competitive pressures, acquire or invest in complementary or competitive businesses, or take advantage of unanticipated opportunities.

         We cannot be sure that this additional financing, if needed, will be available on acceptable terms or at all. Furthermore, any additional debt financing, if available, may involve restrictive covenants, which may limit our operating flexibility with respect to business matters. If additional funds are raised through the issuance of equity securities, the percentage ownership of our existing shareholders will be reduced, our shareholders may experience additional dilution in net book value per share, and new equity securities may require rights, preferences, or privileges senior to those of our existing shareholders who will be necessary to approve the issuance of the shares. If adequate funds are not available on acceptable terms, we may be unable to develop or enhance our services, take advantage of future opportunities, repay debt or dividend obligations as they become due, or respond to competitive pressures.

                                 CAPITALIZATION

         Our capitalization is presented on an actual basis and on an adjusted basis to give effect to full exercise of the 3,259,476 warrants held by the selling shareholders.

         Except as otherwise stated, the outstanding shares of common stock referred to in this prospectus do not include shares of common stock which have been or may be issued upon exercise of outstanding stock options, the exercise of warrants or the conversion of preferred stock after September 30, 2000.

                                                                                                     (UNAUDITED)
                                                                                 SEPTEMBER 30, 2000
                                                                        ACTUAL                       AS ADJUSTED

Total Current Assets                                                  1,542,259       12,916,828     14,459,087
Property and equipment, net                                           6,814,361                       6,814,361
Intangible assets, net                                                   671619                         671,619
Other assets                                                            218,619                         218,619
                                                                    ------------                     -----------
                                                                      9,246,858                      22,163,686
                                                                    ============                     ===========

Total current liabilities                                             3,961,465                       3,961,465
Long term note payable                                                   27,874                          27,874

Shareholders' equity
   Preferred stock, $0.01 par value, 20 million shares
     authorized, 687,100 and 8,500 shares issued and
     outstanding respectively, redeemable at company's option
     (liquidation preference $ 6,871,000 and $ 0)                         6,871                           6,871
   Common stock, $0.001 par value 30 million shares
     authorized, 7,813,204 and 4,363,454 shares issued and
     outstanding respectively                                             7,813            3,259         11,072
   Additional paid in capital                                         9,530,744       12,913,569     22,444,313
   Retained deficit                                                  (4,287,909)                     (4,287,909)
                                                                    ------------                     -----------
                                                                      5,257,519                      18,174,347
                                                                    ------------                     -----------

                                                                    $ 9,246,859                      22,163,687
                                                                    ============                    ===========

We have three series of preferred stock outstanding. They are as follows:

         o        432,500 shares of Series B preferred stock;

         o        130,600 shares of Series C preferred stock;

         o        26,500 shares of Series E preferred stock.

         For a complete description of the rights and preferences associated with each series, see "Description of Securities" beginning on page ____.

We have five types of warrants outstanding:

          NUMBER                   EXERCISE PRICE                  EXPIRATION
          ------                   --------------                  ----------

           761,998                 $1.00 per share               March 31, 2002
           100,000                 $1.75 per share               October 4, 2004
         1,731,998                 $3.00 per share               March 31, 2002
         1,731,998                 $5.00 per share               March 31, 2002
         1,000,000                 $5.00 per share               March 6, 2003

                             SELECTED FINANCIAL DATA

         We derived the selected financial data presented below from our historical financial statements and related notes included in another part of this prospectus. You should read the selected financial data together with our financial statements and the section of the prospectus entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations." Sewell and Company, PA, independent certified public accountants, audited our financial statements for the years ended December 31, 1999 and 1998.

STATEMENT OF OPERATIONS DATA

                                            YEAR ENDED DECEMBER 31,
                                            1998             1999
                                            ----             ----

Net sales                               $ 2,082,923      $ 2,774,153
Cost of sales                             1,310,033        1,514,101
Gross profit                                772,890        1,260,052
General and administrative expenses         929,711        1,995,324
Loss from operations                       (156,821)        (735,272)
Interest expense                            121,017          460,999
Net income (loss)                       $(1,101,457)      (2,182,344)
                                        ===========      ===========
Net income (loss) per share             $     (0.52)     $     (0.79)
                                        ===========      ===========


                                              NINE MONTHS ENDED
                                                 SEPTEMBER 30,
                                            1999             2000
                                                  (UNAUDITED)

Net sales                               $ 2,200,363      $ 2,972,946
Cost of sales                             1,705,604        2,447,130
Gross profit                                494,759          525,816
General and administrative expenses         347,670          570,145
Income (loss) from operations            (1,245,870)      (1,374,601)
Interest expense                            383,023          186,732
Extraordinary items                             -0-          153,488
Net income (loss)                       $(1,245,870)     $  (921,113)
                                        ===========      ===========
Net income (loss) per share             $      0.45      $      0.18
                                        ===========      ===========

                                            YEAR         NINE MONTHS
                                           ENDED            ENDED
                                         DECEMBER 31,    SEPTEMBER 30,
BALANCE SHEET DATA                          1999            2000
                                                (Unaudited)

Cash                                    $   (37,885)     $   104,352
Working capital                          (3,373,797)      (2,419,206)
Total assets                              2,874,216        9,246,859
Total current liabilities                 3,878,216        3,961,465
Long-term debt                            1,306,000           27,874
Total liabilities                         5,184,007        3,989,339
Total shareholders' equity              $(2,309,791)     $ 5,257,519
                                        ===========      ===========

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion of our financial condition and results of operations should be read together with the financial statements and related notes included in another part of the prospectus and which are deemed to be incorporated into this section. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in those forward-looking statements as a result of certain factors, including but not limited to, those contained in other sections of this prospectus including the section entitled "Risk Factors."

IN GENERAL

         Universal Beverages Holdings Corporation is a Florida corporation organized in 1989 under the name International Bon Voyage, Inc. We act as a holding company for Universal Beverages, Inc., which we acquired on March 6, 1998, at which time, we changed our name to Universal Beverages Holdings Corporation. Universal Beverages, Inc. is in the business of manufacturing and distributing bottled spring water and sparkling water through the brand name Syfo(R) and under the private brands of its customers. Syfo(R) has been manufactured and sold in parts of the United States, primarily in Florida, for over 50 years.

RESULTS OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 2000

         For the nine months ended September 30, 2000 our revenue was a record of $2,972,946 in contrast to $2,200,363 for the nine months ended September 30, 1999. The reason for the increase is our commencement of production and fulfillment of the Sam's Club orders. Because of the substantial increase in cost of goods sold, due to labor and shipping expenses on the Sam's Club orders, our gross profit margins for the nine months ended September 30, 2000 were approximately 18% in contrast to approximately 22% for the same period in 1999.

         Our general administrative expense for the nine months ended September 30, 2000 were $2,116,235 in contrast to $992,225 for the same period of 1999. This increase and increases in sales, marketing and consulting and professional expenses were due to an increase in our staff needed to support our business as well as costs encountered as a public company. Consulting and professional fees totaled $548,597 for the nine months ended September 30, 2000 in contrast to only $39,016 for the same period of 1999. Additionally, we incurred significant non-cash charges during the first six months of this year as the result of stock issuances recorded as a consulting expense amounting to $322,688.

         Our interest expense for the nine months ended September 30, 2000 was $190,126 in contrast to $383,023 for the same period 1999. Much of the interest occurred in the first quarter prior to the March 31, 2000 restructuring. We also incurred other income of $451,473 for the nine months ended September 30, 2000 primarily resulting from gains recognized in connection with the restructuring.

         The other significant item during the nine months ended September 30, 2000 was that extraordinary litigation expenses were only $10,680 in contrast to $365,381 for the nine months ended September 30, 1999. Most of these litigation expenses are attributable to significant litigation, which we settled in 1999.

         Our loss from continuing operations from the nine months ended September 30, 2000 was $1,398,495 in contrast to $1,245,870 for the same period in 1999.

YEARS ENDED DECEMBER 31, 1998 AND 1999

         We had total revenues of $2,774,153 in fiscal 1999 compared with $2,082,923 in fiscal 1998, an increase of 33.2%. This increase in revenue is attributable to our main production facility becoming operational in March 1999 and our being able to meet the demand. Almost all of these revenues resulted from the sale of Syfo(R) products. During this period, we elected not to aggressively market or promote our business until our financial base and operations were secure. Since we did not own the Syfo(R) brand until the third quarter of 1998, revenues from fiscal 1999 and fiscal 1998 are not directly comparable. During the first two quarters of fiscal 1998, we manufactured products for others.

         Cost of goods was $1,514,101 in fiscal 1999 or approximately 54.6% of net revenues. This is a dramatic decline from fiscal 1998, in which costs of goods came to $1,310,033 or approximately 62.9% of net revenues. The lower cost of goods reflects the positive results from the transition from outsourcing the manufacturing of the Syfo(R) waters to our internal manufacturing of the Syfo(R) products at our Leesburg plant. As of June 30, 1999, all of our products were being manufactured in the Leesburg plant with the resulting decrease in the manufacturing costs and increased utilization of the overhead associated with the Leesburg plant. We believe that we will further reduce the cost of goods once we begin manufacturing our own bottles. We are in the process of developing this capacity and seeking capital to allocate to the associated expense.

         We experienced gross margins in 1999 of $1,260,052 or 45.4% of total revenues up from $772,890 or 34.7% of total revenues in fiscal 1998. The higher operating profit reflects increased sales and a lower cost of goods to manufacture our Syfo(R) products as the Leesburg plant came on line.

         General and administrative expenses were $1,995,324 or 71.9% of total revenues in fiscal 1999 compared with $929,711 in fiscal 1998 or 44.6 % of total revenues. These costs reflect the administrative costs, including rents of the Jacksonville office, executive, administrative and other costs associated with our management and operations.

         Depreciation and amortization expenses increased to $272,875 in fiscal 1999 compared with $20,087 in fiscal 1998. Depreciation expenses increased in fiscal 1999, because we acquired equipment during 1998 and 1999, and the Leesburg plant in March 1999 and began to depreciate the assets acquired when placed into service in this plant.

         Interest expenses were $460,999 in fiscal 1999 compared with $121,017 in fiscal 1998. Interest expense increased because of additional debt in fiscal 1999. Litigation expenses were $713,198 in fiscal 1999 compared with $803,532 in fiscal 1998.

         As a result of the forgoing, our net loss was $2,182,344 in fiscal 1999 compared with a net loss of $1,101,457 in fiscal 1998. These losses include the write-down of the receivables in litigation, interest costs and extraordinary litigation costs.

LIQUIDITY AND CAPITAL RESOURCES

         Our balance sheet at December 31, 1999 includes approximately $3,600,000 in notes payable to multiple parties. On March 31, 2000, we converted approximately $3,200,000 in debt to equity by entering into exchange agreements as part of our plan for debt restructuring. In connection with this debt restructuring, we issued 712,000 shares of our common stock, 254,600 shares of our convertible preferred stock, and warrants to purchase 1,780,000 shares of our common stock. We also issued a $50,000 8% note due on March 31, 2003.

         Net cash used for operating activities was $861,261 for the year ended December 31, 1999 and $891,695 for the year ended December 31, 1998. The primary reason for this slight increase in cash used for operations is the related cost of sales.

         For the nine months ended September 30, 2000, net cash used by operating activities was $1,694,939 in contrast to $751,754 in the first nine months of 1999. The increase is primarily due to increased administration, payroll, and expense of operating a public company.

         Net cash provided by financing activities was $1,207,255 for the year ended December 31, 1999 and $2,640,533 for 1998. For the nine months ended September 30, 2000, net cash provided by financing activities was $5,450,088. This increase is due to the sale of our Series B preferred stock, as compared to $1,204,784 for the same nine months in 1999.

         We used net cash in investing activities of $467,745 for the year ended December 31, 1999 and $1,668,849 for 1998. We used this cash to purchase equipment for the bottling facility. The decrease is due to the lack of new funding. During the first nine months of 2000, we used $3,612,912 as compared to $405,282 used by investing activities for the same period in 1999. This is a result of our plant expansion program.

         As of September 30, 2000, our current liabilities, including the current portion of long-term debt, exceeded our current assets by $2,436,675. We have a substantial amount of debt which is now past due. Between our current indebtedness, and dividends owed to preferred shareholders, we estimate that we currently need over $1,300,000. This includes $600,000 owed to First National Bank of Blue Island, which holds a first lien on all of our assets including our manufacturing facility and equipment as well as our accounts receivable and cash. This amount also includes $150,000 we borrowed from Clifford Alan Moore in October 2000. Mr. Moore holds a junior security interest in our cash, accounts receivable and equipment. We also owe Mr. Moore a $35,000 transaction fee, which was to be paid in four equal monthly installments beginning October 4, 2000. Mr. Moore recently demanded all amounts due under his promissory note.

         Further, we have recently learned that one of our creditors, Eva and Lasse Moe and Roberto and Barbara Rial, has elected to accelerate the repayment on its $50,000 note, with an unpaid balance of $47,120.50 at September 30, 2000, due to our alleged failure to make monthly payments as agreed. We are currently endeavoring to find short-term financing or reach accommodations with creditors in order to extend our indebtedness.

         We also have two judgments totaling approximately $94,000, which require prompt payment to avoid a judicial sale of our assets.

         Our short-term liquidity needs include approximately $248,975 owed in dividends to our preferred shareholders. Under the terms of all of our outstanding classes of preferred stock, if we fail to make three consecutive dividend payments, holders of each outstanding series may declare a dividend default in which event each share of the series of preferred stock shall have 10 votes per share in connection with the election of directors.

         Additionally, we need approximately $250,000 to complete installation of our bottle making equipment and to purchase additional laboratory equipment for our quality control efforts. Our future results of operations will be directly affected by our ability to acquire this additional equipment, particularly the completion of our bottle making facility. We estimate, that based upon our existing business, operating our own bottle making facility could save us between $500,000 and $1,000,000 based upon our current bottle usage.

         Because of the past due debt and negative working capital, we need new financing to remain operational. We have been exerting substantial effort to obtain financing but have been unsuccessful to date. Because of our precarious financial condition, we may not be able to continue operating. We are expecting letters of intent from several of our strategic partners in the areas of investing capital, providing contract revenue, and filling the top management positions.

                                    BUSINESS

IN GENERAL

         We are in the business of producing and selling bottled water products. Since we began shipping bottled water to Sam's Club stores in the Southeast and Texas in September 2000, our principal source of revenues has been from private label sales to Sam's Club. Previously, our principal revenues came from production and distribution of the Syfo(R) brand of purified bottled waters in carbonated and non-carbonated varieties. Bottled water has been sold under the Syfo(R) brand since 1949 and is reputed to be one of the original brands of bottled water in the chain store marketplace. We acquired the Syfo(R) brand in July 1998. Our wholly-owned subsidiary, Universal Beverages, Inc., has been operational since March 1996.

         We primarily distribute our products in the Southeastern United States. Besides Sam's Club, our major customers are, Publix Supermarkets, Winn-Dixie Stores and Albertson's Food Stores. The principal area of distribution of our Syfo(R) bottled waters is in Florida and Georgia. We have a relationship with Publix Supermarkets under which we have coincided expansion of our distribution area with that of Publix. As each new Publix store opens, Syfo(R) products are introduced into the new area.

OUR HISTORY AND STRUCTURE

         We were incorporated in the State of Florida on July 18, 1989, under the name International Bon Voyage, Inc. On March 6, 1998, we acquired Universal Beverages, Inc., a Florida corporation, from our senior management through an exchange of 1,724,999 shares of our common stock for all of the outstanding capital stock of Universal Beverages, Inc. At the time of this acquisition, we were a corporate shell with no assets, liabilities or operations. At the same time, we changed our name from International Bon Voyage, Inc. to Universal Beverages Holdings Corporation. As a result of this transaction, Universal Beverages, Inc. is now our wholly-owned subsidiary, through which we conduct our operations.

         Universal Beverages, Inc. began operations in March 1996 bottling and packaging Syfo(R) water under an exclusive bottling and distribution agreement for the brand name and trademark. Since 1998, Universal Beverages has also manufactured bottled water on a private label business for others. Revenues from our private label activity were not material, until we began manufacturing for Sam's Club.

         In June 1998, we began bottling Mistic (R) for Triarc Corporation, a large manufacturer and distributor of beverages. After shipping to them in June and July 1998, they failed to take delivery in August. In September, they terminated their relationship with us. After we sold the August inventory to a third party wholesaler, Triarc sued us for selling to the third party. After expensive litigation, we settled the suit in September 1999 paying Triac approximately $55,000.

OUR INDUSTRY

         Bottled water has been one of the fastest growing segments of the beverage industry over the last decade. Since 1988, overall sales of bottled water have more than doubled. Annual wholesale dollars for bottled water in 1999 were over $4.3 billion. In the United States, more that half of all Americans drink bottled water and about a third of the public consumes it regularly. Our target market area is the Southeast, which includes Alabama, Arkansas, Florida, Georgia, Louisiana, Mississippi, North Carolina, South Carolina, Tennessee and Virginia. Next to Texas, Florida has seen the largest increase in the consumption of bottled water over the last decade. Florida's consumption during this time increased by 300%.

         A report from the Beverage Marketing Corporation predicts that bottled water will likely surpass fruit beverages, milk and beer to become the second largest segment of the beverage industry by 2005. At the same time, a November 2000 article in The Wall Street Journal notes that sales of carbonated beverages are flat; non-carbonated beverages are expected to surpass carbonated beverages in the beverage market.

         The bottled water market is composed of two segments - carbonated and non-carbonated. The carbonated segment of the market is composed of seltzers or sparkling waters, both flavored and non-flavored. Statistically, this segment also includes tonic waters and club sodas. The non-sparkling or non-carbonated segment of the market refers to the market for commercial and home and office delivery of drinking water in bulk, as well as consumer size containers sold at retail chains, convenience stores and super centers. The past 15 years have seen dramatic growth in the consumer size bottled water segment in particular. It is this growth that has attracted Pepsi Cola and Coca Cola to introduce their own national brands of bottled water, Aquafina and Dasani, which are "purified" bottled waters sold in consumer size bottles. The Universal Beverages brand, Syfo(R), consists of purified bottled waters. The water we sell to Sam's Club is natural spring water, which is not carbonated or purified.

NON-CARBONATED WATERS

         Throughout the 1990s, non-carbonated waters have been the key product for the bottled water industry according to the Bottled Water Reporter. By the end of 1999, this segment was responsible for 90% of total industry volume. Non-carbonated water is expected to grow through 2003 at a rate of 10.1% per year.

         The non-carbonated water segment can be broken into three categories:

         o        retail premium waters or the 1.5 liter and smaller sizes;
         o        retail bulk waters or the 1 and 2.5 gallon jugs; and
         o        waters delivered in 5-gallon containers.

         The single most important product for the entire bottled water category has been the retail premium waters. No category in any beverage segment has had the consistent long-term growth of the retail premium bottled waters.

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

         The non-carbonated water market is predominantly comprised of the "spring water" segment, bottled and sold as "pure" bottled water. The spring water market trends prevented the establishment of a national brand since most of these brands identify with the source of the spring. The Perrier Group (Nestle S.A. Europe) has come the closest with the purchase of a series of regional brands including Arrowhead in California, Poland Springs in New York, Zephyrhills and Deer Park in the South and Callistoga in the Texas region.

SPARKLING WATERS AND IMPORTS

         Sparkling waters had a particularly difficult time in the 1990s. This category continues to be affected by the success of the non-carbonated beverages, including the non-carbonated segment of the water industry. The sparkling water segment includes Club Soda and Seltzer Water. Beverage Marketing, The U.S. Bottled Water Market 1999, reports that during the past decade of non-carbonated water's ascendance, sparkling water has not only shrunk relative to the growing bottled water market, but it has also contracted absolutely. In 1998, slightly more than 313 million gallons of domestic sparkling water (including club soda and seltzer) entered the marketplace, nearly 19% fewer gallons of sparkling water than that entering the marketplace in 1990.

         Imported waters doubled their volume in the 1990s. Imported bottled water continues to increase in volume and dollar sales at approximately 8%. The vast majority of bottled water imported into America originates in Europe or North America (Canada).

OUR PRODUCTS

SYFO(R) BRAND

          Until September 2000, our principal source of revenues came from the production and distribution of the Syfo(R) brand of bottled waters. We provide a full line of purified carbonated and non-carbonated beverages under this brand name. Our Syfo(R) products are as follows:

         o Original Seltzer, a highly carbonated sparkling water, which was the first Syfo(R) product, and is available in 10 oz. glass as well as 100% recyclable plastic in 1 and 2 liter bottles.

         o Naturally-Flavored Sparkling Waters with lemon lime, wild cherry, and tangerine orange flavors are sold in 10 oz. glass and 1 liter 100% recyclable plastic bottles.
                  Naturally-Flavored Lemon-Lime is also available in a 2-liter bottle for added value.

         o Non-Carbonated 100% Purified Waters, which come in a variety of pack styles including one-half liter, 20 ounce, 1.5 liter, and 1 gallon containers. The smaller sizes give consumers the flexibility of single service or six pack with or without a sports cap.

         We acquired the rights to the Syfo(R) brand in July 1998. In 1998 and 1999, we spent approximately $738,000 for the acquisition, maintenance, rehabilitation, redesign and development of the Syfo(R) brand. Also, we have made significant expenditures in expanding the product line. We believe we can effectively compete in the bottled water market with this brand because:

         o The Syfo(R)name has brand equity with a long-standing and loyal customer base;

         o The Syfo(R)brand participates in both segments of the bottled water market: carbonated and non-carbonated;

         o The Syfo(R) brand of sparkling waters has premium shelf space in the principal supermarkets in areas in which they are marketed;

         o The Syfo(R)brand mark, image, and packaging were redesigned completely after our acquisition;

         o The Syfo(R)brand has never had the benefit of advertising and promotion;

         o The sparkling water category has had a significant absence of innovative promotion and advertising; and

         o The non-carbonated drinking water category shows no signs of slowing growth.

         We believe consumers identify the Syfo(R) brand with our sparkling waters, since the non-carbonated waters were only recently introduced. Most of our current revenues generated under the Syfo(R) brand are for our carbonated bottled water. We distribute the Syfo(R) brand through the major chain stores in the Florida and Georgia market area: Publix Supermarkets, Albertson's Food Stores and Winn-Dixie Stores. We expect that the change in our brand presentation, improved shelf space, as well as aggressive pricing and marketing efforts, will enable us to increase our market share and revenues from our non-carbonated Syfo(R) products. In addition, we believe that every dollar spent on advertising and promotion of our Syfo(R) brand products benefits the launch and promotion of additional product lines under the Syfo(R) name, even though the sparkling water market is thought to have reached its full potential.

QUALITY CONTROL

         Quality control is an important part of our manufacturing laboratory. Dr. Jose Matos heads our quality control laboratory and is assisted by laboratory assistants. Our quality control laboratory utilizes state of the art computerized equipment to monitor the purity of the waters we manufacture.

         We test our spring water for impurities and chemical content when it arrives at our manufacturing plant. Additionally, each hour, we perform quality control tests of spring and city water on our assembly line.

OUR CUSTOMERS

         We currently manufacture spring water on a private label basis for Sam's Club under its Members Mark(R) brand name. We began delivering the private label spring water for Sam's Club in early September 2000. We sell this water to Sam's Club on a delivery basis under which they pay for the amount of water delivered to each store. We handle all aspects of production for Sam's Club including purchasing the spring water, bottles and labels, bottling, and providing for distribution to each store. We ship our spring water to 93 Sam's Club stores in the Southeast. Through December 2000, we also shipped our spring water to 100 stores in the Texas region. We use GTS Transportation Services, Inc., a national distribution company, to deliver our water to Sam's Club. We were initially given the Texas order on a temporary basis until Sam's Club could obtain another supplier. Shipping costs to Texas from our Leesburg, Florida plant are too high to allow us to keep the Texas business except on a temporary basis.

         We have received a vendor number and executed a vendor agreement with Wal-Mart Stores, Inc. for our 1 liter seltzer and naturally-flavored sparkling waters. Wal-Mart is the parent of Sam's Club. Although we only supply our products to Wal-Mart on a sporadic basis, supplying Wal-Mart may lead to their ordering our products on a regular basis in the future.

         In 2000, Sam's Club represented 65% of our total sales, while Publix Supermarkets represented 27% of our total sales. We had three customers which represented a significant portion of our sales in fiscal years 1999: Publix Supermarkets represented 48.1% of our total sales, Albertson's represented 10.1% of our total sales and Winn-Dixie Food Stores represented 7.5% of our total sales.

         Currently, Sam's Club is our primary customer, and we are substantially dependent on Sam's Club. In addition, we are dependent on Publix Supermarkets for distribution of our Syfo(R) products to the public. We are constantly seeking new customers to lower our dependence on these companies. In 1999, we supplied water on a subcontract basis to the United States Federal Emergency Management Agency to cover shortages due to natural disasters. Revenues from this source were material in 1999. Because of the relatively low number of hurricanes in 2000, we did not generate any revenues in 2000 from this source.

BUSINESS DEVELOPMENT AND MARKETING

         We developed a new non-carbonated version of our bottled water in late 1997 and introduced it under the Syfo(R) brand name. By 1998, this new Syfo(R) product line was available at Publix Supermarkets and Winn-Dixie Stores in the Miami and Jacksonville areas. In early 1999, Albertson's Food Stores introduced our Syfo(R) non-carbonated waters in its southern division. We anticipate that by introducing our non-carbonated products into these supermarkets, we will be able to increase our shelf space, as well as our Syfo(R) brand recognition and distribution.

         We intend to continue to develop our non-carbonated line of water. The non-carbonated water market is dominated by spring water alternatives, which promote water from regional locations. Spring water is derived from the underground formation, which naturally brings water to the surface of the earth and must be collected right at the source in order to preserve and deliver it in its natural state. Alternatively, our Syfo(R) products are purified water. Purified water is water that has been produced by distillation, deironization, reverse osmosis or another suitable process that meets the definition of purified water. Most spring waters have between 90 and 300 parts per million of total dissolved solids. Our Syfo(R) purified water, on the other hand, is less than 10 parts per million of total dissolved solids. Recent studies have indicated that consumers are becoming better educated about the different levels of purity and the total amount of dissolved solids found in most bottled waters. We believe this consumer awareness will allow us to develop a competitive edge, achieve good Syfo(R) brand recognition, and eventually increase our market share.

         In order to continue the development and introduction of our product lines, we need to formulate a marketing strategy and commit marketing resources to product promotion. In the past, we lost market share and shelf space. We believe this was a result of our failure to commit marketing resources and efforts into creating consumer demand for our products. Although we did limited advertising in the past, we primarily relied on consumer recognition of the Syfo(R) brand name to sell our products. We plan to begin advertising our products through a media marketing program that will include local television and radio advertisement placement and targeted markets, magazines, and trade publications.

         In addition, we have just begun executing plans for an aggressive public relations program. This program includes sponsorship of sports teams, local chapters throughout the southeast of organizations such as the American Diabetes Association, Habitat for Humanity, and the Leukemia Society, and various smaller regional organizations where we hope to gain collective visibility.

         Effective February 1, 2000, we entered into a sponsorship agreement to produce bottled water products using the names, logos, and trademarks of the National Football League's Jacksonville Jaguars within a 75 mile radius of AllTel Stadium in Jacksonville and to sell our products to the stadium vendors for all events including the Gator Bowl, the annual University of Florida/University of Georgia football game and concerts. We are paying a sponsorship fee of $160,000 for a one-year term as sponsor. Based on direct sales of our products at the stadium, this arrangement does not yield a profit for us. We anticipate that we receive indirect benefits from the exposure of our products at the stadium. The agreement is renewable and the sponsorship fee increases each year.

         In addition to advancing our Syfo(R) brand products, we plan to seek private-label contract manufacturing projects similar to our agreement with Sam's Club. We believe that our manufacturing facility, once we install a third assembly line, will permit us to expand our customer base and expand our bottling of other beverages.

MANUFACTURING

         We operate a modern 89,000 square foot manufacturing facility located in Leesburg, Florida, which is northwest of Orlando. We currently operate two shifts five days per week. We have one fully automated assembly line.

         We also have an area of our plant that will be devoted to making our own plastic bottles. We currently own most of the equipment needed to operate this unit. We estimate that we need $250,000 to complete our bottle making capacity. Our plant is large enough to fit a third assembly line, once our sales volume warrants, and we can obtain the necessary financing.

OUR SUPPLIERS

         We obtain our spring water from the Spring of Life, a spring located approximately 20 miles from our manufacturing plant. This water is used for our private label contract with Sam's Club and is delivered to us by truck directly from the spring. We have not explored alternative suppliers of water, but are aware of additional springs in the area from which we could likely obtain water on commercially reasonable terms. We obtain the water for our purified Syfo(R) products from the city of Leesburg, Florida where our plant is located. The water then enters our purification process. We believe supply risk is minimal, as alternate sources could be obtained.

         Other raw materials used in the production of our beverages are obtained from a variety of suppliers. We obtain preprinted labels and then add them to our plastic bottles. Two summers ago, we encountered shortages in the supply of plastic bottles in popular denominations. Although there are a significant number of large suppliers, in times of shortage they will meet needs of their larger clients first. Recognizing this problem could jeopardize our customer relations if we are unable to obtain supplies needed to meet demand for our products, we have made bottle-making capacity a major priority. If we complete this phase, we will purchase plastic "preforms" which are generic bottle blanks made from injection molding, which the equipment uses to make plastic bottles. There are a number of available suppliers of the preforms at our current sales volume. We estimate that we could save between $500,000 and $1,000,000 per year, by manufacturing our own bottles.

         We also purchase the remainder of the raw materials from a variety of suppliers. We believe alternative sources of supplies are available, if we encounter difficulty with any suppliers. The only exception is with our current dependence upon Schmalbach-Lubeca Plastic Containers USA, Inc., the current supplier of our plastic bottles. Because our labels are made for their bottles, it would be difficult to use another supplier.

OUR COMPETITORS

         We have significant competition for all of our products. Many of our competitors are recognized nationally and possess substantially greater marketing and financial resources than we do. We compete with other brands of similar products by price, shelf space and product positioning within the designated shelf-space area of each store. Products with national brand recognition generally have higher prices, while our Syfo(R) products are generally priced lower than those of our national competitors. We market our products through pricing, by attempting to manage our shelf space with our own merchandising personnel, conducting store level promotions (including some display activity) and promoting consumer-tasting programs. We also are developing relationships including the AllTel Stadium exclusive agreement and local community activities described earlier in this prospectus.

         Our principal competitors in the sparkling water segment are Canada Dry, LaCroix, Ritz, Seagram's, Perrier, Clearly Canadian, Crystal Bay, New York Seltzer, San Pelligrino, and private label brands. Our principal competitors in the non-carbonated bottled water market are Pepsi Cola's Aquafina purified water, Coca Cola's Dasani purified water and various regionally distributed spring waters including Zephyrhills, Deer Park, Poland Springs, Crystal Springs and private label store brands. Our products, especially the Syfo(R) products, are subject to intense competition from companies that have significantly greater market share, shelf space, financial resources and distribution. These companies have the resources to either lower the price of their products in a predatory manner or secure the prime space in the outlets in which bottled water products are sold. Some of our competitors may have relationships with stores, including Publix Supermarkets, which enable them to continuously promote their products. Publix, on the other hand, enjoys significantly greater profits from selling these brands as a result of higher sales volumes.

         Our private label business is also highly competitive and involves much lower gross profit margins. Because other suppliers exist in the Southeast, where we sell to Sam's Club, price is a key competitive component. Additionally, our ability to deliver a quality product on a timely basis is very important. Initial delays last summer caused us to operate a second shift and resort to overtime to produce the initial Sam's Club order. This increased our costs.

         Although Sam's Club has told us that we have a three-year agreement, the agreement is oral and terminable by them at anytime. Thus, service is a key competitive factor. Initial comments from Sam's Club have been favorable, but we cannot assure you we will continue to supply them.

         We cannot be sure that the Syfo(R) brand will ultimately be successful, or that outlets, including Sam's Club or Publix Supermarkets, will continue to carry our products. The shelf space allotment is reviewed approximately every six months to a year. Slow selling products are eliminated and replaced with new products or products that have a higher profit potential or greater sales history. New entrants in the spring water market appear regularly. Consumer response is generally created through marketing and sales promotion.

OUR STRATEGIES

         Our objective is to become a significant manufacturer of bottled waters and other beverages, to acquire complementary businesses and provided related services to the beverage and food industries. Our strategies to achieve this objective includes the following key elements:

COMPLETE INSTALLATION OF OUR OWN BOTTLE MAKING EQUIPMENT.

         If we are able to complete installation of additional electricity to our plant, which will permit us to make our own plastic bottles, we believe that we will materially improve our operating performance by reducing our costs. This will permit us to more efficiently utilize our existing manufacturing facility and will eliminate any potential problem in the event of plastic bottle shortages during periods of high demand. If we are able to increase our sales volume, the improved gross profit margins from making our own bottles will have a further positive direct impact on our operating results.

INSTALL A THIRD AUTOMATED ASSEMBLY LINE.

         In order to efficiently expand our business, we will need to install a third automated assembly line at a manufacturing facility in Leesburg, Florida. If we are able to obtain additional private label business, increase our Syfo(R) sales and expand our beverage business, availability of a third assembly line will reduce the need to use costly overtime and second shift personnel. Additionally, it will permit us to efficiently meet the needs of our customers. We estimate we need approximately $250,000 to purchase the needed equipment for the third assembly line, which does not include the cost of installation.

EXPAND OUR SALES OF PRIVATE LABEL WATERS TO LARGE NATIONAL AND REGIONAL RETAIL STORES.

         Our sales rapidly expanded when we began shipping spring water to Sam's Club in September 2000. We are actively engaged in discussions with other large national and regional retail stores located in the Southeast. Because we have substantially more capacity in our existing manufacturing plant, we are seeking to increase our volume by attracting additional private label business. We are hopeful that the credibility we have gained from attracting the Sam's Club business and filling its orders will result in our increasing our sales volume through additional private label business. However, we cannot assure you will be successful in this regard.

ACQUIRE THE RIGHTS TO MANUFACTURE ADDITIONAL BEVERAGES.

         As a corollary to our seeking to bottle waters on a private label business for large retail chains, we are also seeking to acquire other brands and use our manufacturing facility to bottle other beverages for third parties. We have had limited experience in this area but believe our assembly line permits us to bottle other beverages without substantial additional capital investments. Acting as a contract manufacturer for other companies will result in increased volume, reduce our operating losses and ultimately enhance our profitability.

POTENTIAL LIABILITY AND INSURANCE

         We are engaged in a business, which could expose us to possible claims for personal injury resulting from contamination of water produced by our manufacturing plant. While we believe that we carefully monitor the quality of water purified and bottled by our plants through regular testing, we may be subject to exposure in the case of customer misuse of a cooler or inappropriate bottle storage. We maintain blanket product liability insurance against liability resulting from certain types of injuries. Additionally, we maintain an umbrella policy to cover claims above the limits of the product liability insurance. Although no claims have been made against us or any of our customers to date, we cannot be sure that claims will not arise in the future or that our insurance coverage will be sufficient to pay these claims.

TRADEMARKS

         We own federal trademarks for two designs using the name Syfo(R), as well as Syfo 100% Purified. We have applied for trademark protection of our redesigned logo and new logos under the following names with the United States Patent and Trademark Office: Syfo, Syfo Brand, and Syfo Brand 100% Purified Sparkling Water.

GOVERNMENT REGULATION

           Manufacturing practices, quality standards, and labeling of our bottled water products are regulated by the Food & Drug Administration as well as the states and localities in which the water is distributed.

         The FDA regulates our products as a "food." Accordingly, our products must meet FDA requirements of safety for human consumption, of processing and distribution under sanitary conditions and of production in accordance with the FDA "good manufacturing practices." To assure the safety of water products, the FDA has established quality standards that address the substances that may be present in water which may be harmful to human health, as well as substances that affect the smell, color and taste of water. Also, these quality standards require public notification whenever the microbiological, physical, chemical or radiological quality of our products falls below standard. The labels affixed to bottles and other packaging of our products are subject to FDA restrictions on health and nutritional claims for foods under the Fair Packaging and Labeling Act. In addition, all drinking water must meet Environmental Protection Agency standards established under the Safe Drinking Water Act for mineral and chemical concentration and drinking water quality and treatment which are enforced by the FDA.

         Our quality control laboratory is an important element of our meeting applicable regulatory requirements and providing quality products to consumers.

OUR EMPLOYEES

         We have 45 employees. Our employees consist of six administrative employees including our executive officers, nine sales and distribution employees, four quality control employees, two manufacturing supervisors, 20 manufacturing employees and four warehouse employees.

         None of our employees are represented by a union or other collective bargaining organization. We consider our relationships with our employees and independent contractors to be satisfactory and have historically experienced low employee turnover.

OUR PROPERTIES

         Our corporate offices are located in Jacksonville, Florida. We lease two suites, one of which expires on May 31, 2001, and the other of which expires on June 30, 2001. Our monthly rental payment is approximately $3,650 per month for approximately 2,880 square feet of office space. If we do not renew our lease, we do not anticipate any difficulty in obtaining suitable office space in the Jacksonville area at comparable prices.

         Our manufacturing plant, which we purchased on June 30, 2000, is located in Leesburg, Florida. The facility features an 89,900 square foot production plant, warehouse and offices surrounded by 7.5 acres of landscaped land. Our plant also has a quality control laboratory, which monitors the water we bottle. We purchased our Leesburg manufacturing facility on June 30, 2000 after previously leasing it. Our purchase price of our manufacturing facility, excluding the cost of a purchase option of $300,000, was $1,400,000, which we financed in part with a $500,000 loan from the First National Bank of Blue Island. This loan was subsequently increased to $600,000 and was due on January 3, 2001. The loan is secured by a mortgage on our Leesburg manufacturing facility and a first lien on all of our other assets, including the Syfo(R) trademark, cash, accounts receivable, contract rights, inventory and equipment. We are in default on this loan, and we may lose our assets as a result. See the discussion of our liquidity in "Management's Discussion and Analysis of Financial Condition and Results of Operations" at page __ of this prospectus.

         We recently closed our in Fort Lauderdale, Florida warehouse and laid off all six employees. We lease approximately 11,500 square feet for a term of three years ending on May 31, 2003. Our monthly rent is approximately $5,500. We are attempting to sublease the premises.

LEGAL PROCEEDINGS

           We are a party to a number of lawsuits arising out of commercial transactions. Although none of the suits would normally involve a material amount of potential liability, our current liquidity needs result in a different conclusion. Any adverse determination would have a material adverse effect on our financial condition. Additionally, a contractor that installed our plant's production line and performed preliminary work for our proposed third line recently filed a lien against our Leesburg real property for approximately $451,000, and filed suit to collect this amount. .

         On November 19, 2000, JPC Consulting Company, which alleges it performed improvements on our Leesburg facility, filed suit in the Circuit Court in and for Lake County, Florida, to foreclose a lien on our real property located in Leesburg, Florida, seeking to recover approximately $58,000 plus 18% interest. We plan to defend this claim.

         On February 13, 2000, our former chief executive officer and president, Jonathon Moore and Cydelle Mendius, obtained a temporary injunction preventing a special board meeting from taking place as scheduled. The plaintiffs allege fraud and conspiracy by members of our board of directors. The plaintiffs allege that Messrs. Carlos Ripley and John Koelle were elected to our board of directors in January 2001 based upon a commitment to provide $1,250,000 in financing. The defendants are Universal Beverages, Messrs. Ripley, Koelle, Jay Marsh and Donald Rett, who comprise a majority of our board of directors, and an advisor to Messrs. Ripley and Koelle. The four defendant directors deny the allegations and contend that the board of directors including the plaintiffs disregarded our lawyer's advice to condition the appointment of Messrs. Ripley and Koelle upon funding. Nonetheless, unless vacated promptly, the injunction may effectively eliminate our ability to remain operational. We plan to defend this claim.

         We just learned that a default judgment for approximately $38,000 was awarded to Stewart Merkin, Esq., an attorney who formerly represented us. Our current management has not seen a copy of the complaint.

         We recently were given notice of default by the holders of a note for which we currently owe approximately $47,120.50. This default arose because we inadvertently failed to pay the November 1st installment of $1,389 plus interest. Additionally, we received a demand letter for payment due under a $150,000 note given to Clifford Alan Moore. The demand also requests payment of a $35,000 transaction fee due under the terms of our agreement with Mr. Moore.

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

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         Each director holds office until our next annual meeting of shareholders and until his successor has been elected and qualified. Our officers are elected by the board of directors and serve at the discretion of the board. We currently have a vacancy in the offices of chief executive officer and president. There is no immediate family relationship between or among any of the directors, executive officers or any other person affiliated with us. The following table sets forth the names, ages and current positions held by our directors and executive officers.

NAME                         AGE           POSITION(S)

Marsha Flaige                50            Vice President of Finance

Jay D. Marsh                 57            Treasurer and Director

Donald Rett                  63            Chairman of the Board of Directors

John Koelle                  44            Director

Cydelle Mendius              42            Director

Jonathon O. Moore            50            Director

Carlos Ripley                44            Director

Earl T. Smith                79            Director


         MARSHA FLAIGE has served as our vice president of finance and secretary since March 6, 1998. From April 1995 until joining Universal Beverages Holdings Corporation, Ms. Flaige was owner of Executive Support Services, an independent business consulting company.

         JAY MARSH has served as our director and treasurer since March 6, 1998. Effective in January 2000, Mr. Marsh became a full-time employee. Beginning in 1997, Mr. Marsh provided consulting services for us and our subsidiary (prior to March 6, 1998). Mr. Marsh provided limited services in 1997 and 1998, and he became a part-time employee for us beginning in June 1999. From prior to November 1995 through 1999, Mr. Marsh worked as an independent consultant for Morris, Anderson & Associates, a Chicago based firm specializing in turnarounds, and for Treasury Strategies, a Chicago based firm that provides consulting services to the treasury departments of large corporations.

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

         DONALD RETT has served as a director since October 2000. He was elected chairman of the board on January 20, 2001. Mr. Rett is a Tallahassee, Florida lawyer concentrating in the area of securities regulation. From May 1975 to November 1977, Mr. Rett served as Director of the Florida Division of Securities and Investor Protection. He was an enforcement attorney with the Miami, Florida office of the Securities and Exchange Commission from May 1973 to April 1975. Mr. Rett also served on the board of directors of American Birthright Trust from January 1981 through June 1995.

         JOHN W. KOELLE was appointed to serve as our director on January 20, 2001 as a designee of our Series B preferred shareholders. Mr. Koelle has been the president of Piano Technician, Inc. since 1976, a company focused on the repair and rebuilding of Steinway pianos.

         CYDELLE MENDIUS has been a director since May 5, 1998. During this time, Ms. Mendius also served as our president until her resignation on January 20, 2001. As president, her primary duties consisted of sales and marketing, especially the promotion of our Syfo(R) brand. Since her resignation, she has acted as a part-time consultant assisting us in sales and marketing. Since 1996, Ms. Mendius served as the president of Syfo Beverage Company of Florida. From March 1993 through March 1996, Ms. Mendius worked as a consultant in the field of agribusiness, as well as a variety of different industries.

         JONATHON O. MOORE has been a director since March 6, 1998. During this time, Mr. Moore also served as our chief executive officer until January 20, 2001, when he was removed by the board of directors. From prior to November 1995 until March 1998, Mr. Moore was a private investor primarily in the insurance business.

         CARLOS RIPLEY was appointed to serve as our director on January 20, 2001 as a designee of our Series B preferred shareholders. Mr. Ripley was the president and owner of Booth Lumber Co., Inc. from 1995 until he sold the company in June 2000. In this capacity, he operated a remanufacturing facility with 14 employees.

         EARL T. SMITH has served as a director since March 6, 1998. Since prior to November 1995, Mr. Smith has been president of Earl T. Smith and Associates, Inc., an Amarillo Texas oil and gas company.

KEY EMPLOYEES

         JERRY GAINES has served as our plant manager since August 1999. He actively manages our manufacturing facility. During the five-year period before he took his current position, Mr. Gaines was a product manager at American Containers Incorporated, where he gained experience in general manufacturing, production and quality programs. Mr. Gaines is an active member of the International Beverage and Water Association and the South East Water Association.

         JOSE MATOS, Ph.D has served as our director of quality assurance since August 1999. From July 1998 to August 1999, Dr. Matos was the laboratory manager at Lesco, Inc. From October 1997 to March 1998, he was the product development manager at SunPure, Ltd. From prior to November 1995 to October 1997, he was the corporate director of research and development and quality assurance at Indian River Foods. He is a member of the Institute of Food and Technology and the American Chemical Society.

COMMITTEES OF THE BOARD OF DIRECTORS

         Our board of directors does not currently have any committees.

COMPENSATION OF OUR DIRECTORS

          Our directors do not receive any compensation for their services as directors.

LIMITATION OF OUR DIRECTORS' LIABILITY

         Our articles of incorporation and bylaws provide for indemnification for any action incurred by reason of the fact that an individual was serving as a director or officer, including any reasonable fees incurred in defending the action. However, no indemnification shall be made in matters to which the person is adjudged liable for negligence or misconduct in the performance of his/her duty to us or matters involving direct suits between Universal Beverages Holdings Corporation and the individual.

MANAGEMENT COMPENSATION

       Set forth below is information with respect to compensation paid by us for 2000, 1999, and 1998, and 1997 to our former chief executive officer, Jonathon O. Moore. None of our executive officers had compensation exceeding $100,000 in 1999.

                           SUMMARY COMPENSATION TABLE
                           --------------------------
                               ANNUAL COMPENSATION

(a)                                        (b)          (c)                (e)                  (i)

                                                                      OTHER ANNUAL             ALL OTHER
NAME AND PRINCIPAL POSITION                YEAR       SALARY ($)      COMPENSATION (1)      COMPENSATON (2)
---------------------------                ----       ----------      ----------------      ---------------
Jonathon O. Moore,
Chief executive officer                    2000       $40,000         $30,168(1)             $7,500(2)
                                           1999       $40,660         $30,168(1)             $37,500(2)
                                           1998       $33,631         $23,400(1)             $     0


(1) Consists of $1,800 per month in rent for Mr. Moore's residence and $714 per month in lease payments for his automobile, which was used for the business of the Company on a part-time basis.

 (2) Represents common stock awarded to Mr. Moore for his service as our chief executive officer during fiscal year 1999 and 2000. Mr. Moore received 150,000 shares of our common stock on November 23, 1999 and 30,000 shares on January 21, 2000. The fair market value of our stock on each respective date of grant was $.25 per share.

EMPLOYMENT AGREEMENTS

         On March 6, 1998, we entered into employment agreements with Jonathon
O. Moore, Cydelle Mendius and Marsha Flaige which expire on March 5, 2001. Although Jonathon Moore is no longer employed as our chief executive officer, his annual salary is $60,000 until his term expires. Cydelle Mendius received an annual salary of $80,000 until her resignation. Marsha Flaige is employed as our vice president of finance, and her annual salary is $60,000. Jay Marsh receives $96,000 per year under an oral agreement effective October 15, 2000. Previously, he received $36,000 per year for his services.

                           RELATED PARTY TRANSACTIONS

         On November 23, 1999, we authorized the issuance of the following shares of common stock to the following officers and directors:

         NAME                                                NUMBER OF SHARES
         ----                                                ----------------

         Jonathon O. Moore                                    350,000 shares
         Cydelle Mendius                                      275,000 shares
         Jay D. Marsh                                         275,000 shares
         Marsha M. Flaige                                     125,000 shares
         Earl T. Smith                                        100,000 shares

         These shares were issued as payment for services rendered. Additionally, each person but Mr. Smith cancelled options to buy our common stock, which were exercisable for nominal consideration.

         On January 21, 2000, we authorized the issuance of shares of common stock to the following officers and directors:

         NAME                                               NUMBER OF SHARES
         ----                                               ----------------

         Jonathon O. Moore                                    30,000 shares
         Jay D. Marsh                                        100,000 shares
         Cydelle Mendius                                      50,000 shares
         Marsha M. Flaige                                     50,000 shares
         Donald A. Rett                                       75,000 shares

         These shares were issued in consideration of services rendered.

         On June 20, 2000, First National Bank of Blue Island loaned us $500,000 which it increased to $600,000 in September 2000. This note was due on January 3, 2001 and is in default. Our treasurer and director, Mr. Jay Marsh personally guaranteed this loan and a company which he owns received a $25,000 loan guarantee fee paid from the proceeds of the loan extension.

         On October 4, 2000, we borrowed $150,000 from Mr. Clifford Alan Moore, brother of Mr. Jonathon Moore, our then chief executive officer and issued him a $150,000 secured note. The note provides for interest at 10.25% per annum. The principal was due on January 4, 2001. We may obtain two 30-day extension periods, each at a price of $10,000. To date, we have made no arrangements for an extension. In connection with this loan, we granted the lender a second lien on our cash, accounts receivable and equipment. As further consideration for the loan, we granted Mr. Clifford Alan Moore a warrant to purchase 100,000 shares of our common stock at an exercise price of $1.75 per share expiring at 5:00 p.m. on October 4, 2004. We also agreed to pay him a fee of $35,000, payable in four equal installments beginning in October 2000. Mr. Moore has demanded full payment.

                             PRINCIPAL SHAREHOLDERS

         The following table provides information as of _______, 2001 concerning the beneficial ownership of our common stock by each director, each person known by us to be the beneficial owner of at least 5% of our common stock, and all executive officers and directors as a group.

NAME AND ADDRESS                     NUMBER OF SHARES OF         % OF COMMON STOCK          % OF COMMON STOCK
OF BENEFICIAL OWNER                    COMMON  STOCK              BENEFICIALLY OWNED    BENEFICIALLY OWNED ASSUMING
                                     BENEFICIALLY OWNED (1)                              EXERCISE OF ALL WARRANTS


Jonathon O. Moore (2)                        792,996                    7.8%                       5.9%
16 Lake Julie South
Ponte Vedra, FL 32082

Cydelle Mendius                              554,500                    5.6%                       4.1%
 533 Quail Lane
Ponte Vedra Beach, FL 32082

Jay D. Marsh                                 527,996                    5.3%                       3.9%
5509 Acacia Court
Crystal Lake, IL 60012

Earl T. Smith                                559,000                    5.7%                       4.2%
3012 S. Hayden
Amarillo, TX 79105

Donald Rett                                  75,000                      *                          *
2680 Bantrey Bay Drive
Tallahassee, FL 32308

Marsha Flaige                                200,000                    2.0%                       1.5
7563 Philips Highway
Jacksonville, FL 32256

Carlos Ripley (3)                            241,600                    2.4%                       1.8%
3915 Village Well
Humble, TX  77396

John W. Koelle (4)                           123,950                    1.3%                        *
925 Elsie
Gurnee, IL  60031

All executive officers                      3,075,042                  31.1%                      22.8%
And directors as a group (eight
persons)(2)(3)(4)


(1) Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all securities beneficially owned by them. Beneficial ownership exists when a person has either the power to vote or sell our common stock. A person is deemed to be the beneficial owner of securities that can be acquired by that person within 60 days from the date whether upon the exercise of options or otherwise.

(2) Includes 260,000 shares of common stock owned by third parties who have given Mr. Moore a revocable proxy to vote their shares.

(3) Includes 50,000 shares of common stock issuable upon conversion of Series B preferred stock and 80,000 shares of stock issuable upon exercise of warrants, which may be exercised after March 31, 2001.

(4) Includes 18,750 shares of common stock issuable upon conversion of Series B preferred stock and 84,000 shares of common stock issuable upon the exercise of warrants, which may be exercised after March 1, 2001.

*            Less than 1%

                              SELLING SHAREHOLDERS

         The following table sets forth information furnished by the selling shareholders, with respect to the number of shares of our common stock, including the shares of common stock issuable upon exercise of the warrants or conversion of preferred stock owned by each selling shareholder on the date of this prospectus, the shares offered hereby, and the number and percentage of outstanding shares to be owned by each selling shareholder after the offering. No selling shareholder has held any position, office, or had a material relationship with Universal Beverages Holdings Corporation within the past three years. Beneficial ownership is defined in footnote (1) on page ___ of this prospectus. For further information on the warrants and preferred stock, see "Description of Securities".



                                        BENEFICIAL                       BENEFICIAL
        SELLING SHAREHOLDERS            OWNERSHIP       SECURITIES       OWNERSHIP       PERCENTAGE       PERCENTAGE
                                         PRIOR TO      BEING OFFERED(1)    AFTER        OWNED BEFORE     OWNED AFTER
                                         OFFERING                       OFFERING(2)       OFFERING       OFFERING(2)

McLean Ventures Corp.(4)               1,248,843         976,158         272,685           12.0%            2.0%

Altamonte Capital, LLP                 1,674,202       1,674,202            0              15.8%             *

Holders of shares of common stock        915,000         915,000            0               9.1%             *
previously issued upon exercise of
$1.00 warrants (3)

Capital International SBIC, LP           600,000         600,000            0               6.0%             *

Mr. and Mrs. Roberto Rial                446,101          90,000         356,101            4.4%            2.6%

Mr. and Mrs. Lasse Moe                   396,101          90,000         306,101            3.9%            2.2%

Robert Dolan                             300,000         300,000            0               3.0%             *

Series B preferred shareholders(3)       202,500         202,500            0               2.0%             *

Clifford Alan Moore                      132,000         100,000          32,600            1.3%             *

Carlos Ripley                            241,600         130,000         111,600            2.3%             *

John Koelle                              123,950          48,750          75,200            1.2%             *

Holders of shares of common stock         38,692          38,692            0                *               *
issuable upon exercise of $1.00
warrants (3)

Holders of shares of common stock        615,392         615,392            0               5.8%             *
issuable upon exercise of $3.00
warrants (3)

Holders of shares of common stock        615,392         615,392            0               5.8%             *
issuable upon exercise of $5.00
warrants (3)

Other selling shareholders(3)             97,000          97,000            0                *               *

TOTAL                                  7,646,773       6,493,086      1,153,687            58.8%            8.5%

(1) Assumes full exercise of warrants and conversion of preferred stock held by selling shareholders.

(2) Assumes all common stock issued referred to in footnote (1) will be sold.

(3) Except for Carlos Ripley and John Koelle, the identity of the individual shareholders has been withheld in accordance with the policy of the Securities and Exchange Commission's staff regarding holdings equal to less than one percent of the outstanding shares.

(4) Includes 353,333 shares of common stock which may be issued upon conversion of the remaining 26,500 shares of Series E Preferred.

                            DESCRIPTION OF SECURITIES

         The following is a summary of the material terms of our securities. We are authorized to issue 30,000,000 shares of common stock, par value $.001, and 20,000,000 shares of preferred stock, $.01 par value.

COMMON STOCK

         Each holder of common stock outstanding is entitled to one vote per share on all matters submitted to a vote of our shareholders including the election of directors. Common shareholders do not have cumulative voting rights.

         In the event we dissolve or liquidate or wind up our business, whether voluntary or involuntary, the holders of shares of our common stock are entitled to share ratably in all assets remaining after payment of our liabilities and any preferences on outstanding shares of preferred stock. The holders of our common stock are not entitled to preemptive rights.

         Each share of common stock has an equal right to receive dividends when and if our board of directors declares a dividend. We did not pay any dividends for the years ended December 31, 1998 through 2000. We do not anticipate paying cash dividends on our common stock in the foreseeable future.

PREFERRED STOCK

         The board of directors is authorized to fix the following rights and preferences, among others, of the preferred stock:

         o The rate of dividends and whether the dividends shall be cumulative.

         o The price at and the terms and conditions on which shares may be redeemed.

         o The amount payable in the event of voluntary or involuntary liquidation.

         o Whether or not a sinking fund shall be provided for the redemption or purchase of shares.

         o        The terms and conditions on which shares may be converted.

         o Whether, and in what proportion to any series, another series shall have voting rights other than required by law, and, if voting rights are granted, the number of voting rights per share.

         Shares of preferred stock may be issued in the future in connection with acquisitions, financings, or other matters as the board of directors deems appropriate. The effect of this preferred stock is that our board of directors alone may be able to authorize the issuance of preferred stock, which could have the effect of delaying, deferring, or preventing a change in control of Universal Beverages Holdings Corporation without further action by our shareholders, and may adversely affect the voting and other rights of the holders of the common stock. The issuance of preferred stock with voting and conversion rights may also adversely affect the voting power of the holders of common stock, including the loss of voting control to others. See "Risk Factors" at page ____ of this prospectus.

         We have 589,600 shares of preferred stock outstanding in five series as described below.

                               SERIES B                            SERIES C                          SERIES E
 ANNUAL             $1.00 per share priority over       $1.00 per share priority over       $.80 per share priority over
 DIVIDENDS          each later series                   each later series                   each later series

 VOTING             None, except after three dividend   Same as Series B                    Same as Series B
                    defaults, 60% of outstanding
                    shares may declare a default in
                    which event each share is
                    entitled to 10 shares with
                    respect to election of directors

                                       41

CONVERSION          Each preferred share converts       Convertible after October 21,       Convertible into a number of
                    into 21/2shares of common stock     2003 into a number of shares of     shares of common stock derived at
                                                        common stock derived at             by using $10.00 as the value of
                                                        by using $10.00 as the value        each preferred share, multiplied
                                                        of each preferred share,            by the number of shares to be
                                                        multiplied by the number of         converted and dividing the product
                                                        shares to be converted and          per share divided by 80% of the
                                                        dividing the product by the         30 day average between the
                                                        closing price of our                bid and asked prices of our
                                                        common stock                        common stock

LIQUIDATION         $10.00 per share plus accumulated   $10.00 per share plus accumulated   $10.00 per share plus accumulated
PREFERENCE          dividends                           dividends.  Shares equally with     dividends shares equally with the
                                                        Series D, Series E and Series F     Series C, Series D and Series F

REDEMPTION          We may redeem each share at a       $10.00 per share plus accumulated   Same as Series C
                    price of $12.00 per share plus      dividends
                    accumulated dividends

DESIGNATION OF      May designate two persons to our    None                                None
DIRECTORS           board of directors

OTHER               We may not create liens on our      Same as Series B                    Same as Series B
                    assets, other than our cash,
                    accounts receivable and inventory
                    without the unanimous approval of
                    our board of directors

         We currently are in default in paying cash dividends for three consecutive quarters. Over 60% of our Series B preferred shareholders accepted a total of 216,250 shares of common stock as dividends for two quarters. We owe the Series B preferred shareholders $108,125 dividends due for January 10, 2001. Our Series C and E preferred shareholders may send us notices of default, which if uncured will result in them having 1,571,000 votes for election of directors.

PRIVATE PLACEMENT

         In the spring through the summer of 2000, we sold 432,500 shares of our Series B preferred stock in a private offering at $10.00 per share. We also offered each investor the option to receive three series of warrants to purchase shares of common stock with the number of warrants equal to twice the number of shares purchased. Investors who accepted the offer to receive warrants, were required to exercise the $1.00 warrants upon subscription for the warrants; the remaining warrants, exercisable at $3.00 and $5.00 through March 31, 2002 are still outstanding. By way of example, an investor who purchased 100 shares of Series B preferred stock for $1,000 and accepted the offer of warrants, exercised 200 $1.00 warrants by paying an additional $200 and now holds warrants to purchase 200 shares of common stock at $3.00 per share and warrants to purchase 200 shares of common stock at $5.00 per share. During the same period, we offered the $1.00, $3.00 and $5,00 warrants separately from the preferred stock, and sold 686,998 of each type of warrant. The offering was made in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933 and Rule 506 thereunder.

DEBT RESTRUCTURING

         On March 31, 2000, we entered into debt restructuring agreements with six of our creditors. We issued shares of our common or preferred stock in exchange for forgiveness of debt and accrued interest on our outstanding debt obligations to these creditors. The following descriptions summarize each portion of this debt restructuring.

            We issued 700,000 shares of common stock to Bridge Bank, Ltd. in exchange for a note payable cancellation of a $720,500 note.

            We issued 130,600 shares of our Series C preferred stock and warrants to purchase 600,000 shares of our common stock (exercisable in 200,000 share segments at $1.00, $3.00 and $5.00 per share) to Capital International, SBIC, L.P. in exchange for cancellation of a $1,306,000 note.

            We issued the following consideration to Eva and Lasse Moe and Roberto and Barbara Rial in exchange for cancellation a $500,000 note payable to them.

         o        31,500 shares of our Series D preferred stock;
         o a promissory note for $50,000 bearing interest at a rate of 8% per annum;
         o        a $250,000 cash payment; and
         o 180,000 warrants to purchase shares of our common stock (exercisable in 60,000 share segments at $1.00, $3.00 and $5.00 per share).

            We issued 57,500 shares of our Series E preferred stock to McLean Ventures Corporation in exchange for cancellation of a $500,000 note payable.

            We issued 35,000 shares of our Series F preferred stock and warrants to purchase 1,000,000 of shares of our common stock (exercisable at $5.00 per share) to Altamonte Capital, LLC in exchange for cancellation of a note.

            In January 2001, the following preferred shareholders converted their preferred stock into common stock:

   SERIES                  NUMBER OF PREFERRED                REMAINING PREFERRED      NUMBER OF COMMON STOCK ISSUED
   ------                  -------------------                -------------------      -----------------------------
                             SHARES CONVERTED                        SHARES
                             ----------------                        ------

      D                           31,500                                0                         612,202
      E                           31,000                             26,500                       622,825
      F                           35,000                                0                         670,734


ANTI-TAKEOVER EFFECTS OF FLORIDA LAW

         The Company may be subject to the affiliated transaction and the control-share acquisition provisions of the Florida Business Corporation Act.

         The affiliated transaction provisions of Florida law are designed to restrict the occurrence of highly coercive takeovers. It also limits certain related party transactions otherwise permissible under Florida law. The law specifically provides that certain transactions between a Florida corporation and an interested shareholder or affiliate or associate of the interested shareholder, defined as any person who beneficially owns more than 10% of the outstanding voting shares of the corporation, must be approved by the affirmative vote of at least two-thirds of disinterested shareholders.

         Transactions that require the approval of two-thirds of the voting shares beneficially owned by disinterested shareholders include:

         o        mergers or consolidations with the interested shareholder;

         o the sale, lease, exchange, mortgage, pledge, transfer, or other disposition to the interested shareholder of five percent or more of either the corporation's total assets or total outstanding shares, or representing five percent or more of the earning power or net income of the corporation;

         o issuance or transfers of shares to the interested shareholder having a market value of five percent or more of the total market value of the corporation's outstanding shares (except pursuant to the exercise of options, warrants or rights, or a dividend or distribution pro-rata to all shareholders;

         o a liquidation or dissolution of the corporation proposed by or pursuant to in a written or unwritten agreement or understanding with the interested shareholder;

         o a reclassification of securities or other corporate reorganization with the interested shareholder that has the effect of increasing the percentage voting ownership of the Interested Shareholder by more than five percent; and

         o any receipt by the interested shareholder of a benefit, directly or indirectly, of any loans, advances, guarantees, pledges, other financial assistance, or tax credits or advantages provided by or through the corporation.

         Transactions that are approved by majority of disinterested directors are exempted from the above shareholder approval requirement. A "disinterested director" is defined to mean any person who was a member of the corporation's board of directors before the date the interested shareholder became the beneficial owner of more than 10% of the outstanding voting shares of the corporation, or anyone who subsequently becomes a member of the board of directors with the approval of the majority of the disinterested directors.

         The control share acquisition provisions generally provide that control shares of a corporation acquired in a control share acquisition have no voting rights until voting rights are granted by a resolution approved by a majority of shares entitled to vote excluding control shares.

         Control share acquisition provisions apply to corporations with:

         o        100 or more shareholders, excluding all nominees or brokers,

         o        its principal offices in Florida, and

         o more than 10% of its shares of common stock owned by Florida residents.

We meet each of the above provisions.

         "Control shares" are defined as shares of common stock that, when acquired and added to other shares owned by a person, enable that person to exercise voting power with respect to shares of corporation within the ranges of one-fifth to one-third, one-third to one-half, and one-half or more of the outstanding voting power. This term does not include all shares owned by the person but only those shares acquired to put the shareholder "over the top" with respect to that particular range. Florida law provides that shares acquired within any 90-day period either before or after purchase are considered to be one acquisition.

         Approval of voting rights requires approval by each class entitled to vote separately by majority vote and approval by each class or series entitled to vote separately, by a majority of all votes entitled to be cast by that group excluding all control shares.

         If an acquiring person proposes to make or has made a control share acquisition, he may deliver to the corporation a written statement. The acquiring person may then request that the corporation call a special meeting of the shareholders at the acquiring person's expense to consider granting rights to the control shares.

         If no statement has been delivered, any control shares acquired in a control share acquisition by such person may, after 60 days has passed since the last acquisition of control shares, be redeemed at their fair market value. If a statement is delivered, the shares are not subject to redemption unless the shares are not accorded full voting rights by the shareholders.

         The effect and intent of the control share acquisition provision is to deter corporate takeovers. Therefore, it is likely that our existing principal shareholders will continue to control us. See "Principal Shareholders."

TRANSFER AGENT

         Interwest Transfer Company, Inc., Salt Lake City, Utah, is the transfer agent for our common stock. Its telephone number is (801) 272-9294.

DIVIDEND POLICY

         Our board of directors does not intend to pay dividends on our common stock in the future. Instead, we intend to retain future income, if any, to finance the growth of our business.

                         SHARES ELIGIBLE FOR FUTURE SALE

         We have 9,958,683 shares of common stock outstanding. This does not include the 3,259,476 shares of common stock issuable upon exercise of the warrants held by selling shareholders offered for sale by this prospectus or the common stock, which may be issued upon exercise of unregistered warrants or conversion of our remaining shares of preferred stock. The following shares may be publicly sold:

         NUMBER OF SHARES(1)                                   MAY BE PUBLICLY SOLD BEGINNING
         ----------------                                      ------------------------------
              9,346,481                        Currently, including under Rule 144 of the Securities Act of
                                               1933 and by this prospectus
              3,259,476                        Upon exercise of warrants registered in this prospectus (1)
               612,202                         March 2001
               353,333                         Upon conversion of the Series E preferred stock after March 2001
              2,066,518                        One year after exercise of warrants not registered in this prospectus

(1) Assumes full exercise of shares of common stock issuable upon exercise of warrants held by selling shareholders.

         In general, Rule 144, as currently in effect, provides that, commencing 90 days after the date of this prospectus, any person who has held restricted common stock for at least one year, is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the total number of outstanding shares or, the average weekly trading volume during the four calendar weeks preceding the filing of a notice of sale. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current and public information about us. A person who has not been an affiliate of for at least three months immediately preceding the sale and who has owned the shares of common stock for at least two years is entitled to sell the shares under Rule 144(k) without regard to any of the limitations described above.

                              PLAN OF DISTRIBUTION

         The shares covered by this prospectus may be offered and sold at any time by the selling shareholders. The selling shareholders will act independently in making decisions with respect to the timing, manner and size of each sale. The selling shareholders may sell the shares being offered on the over-the-counter bulletin board, or otherwise, at prices and under terms then prevailing or at prices related to the then current market price, at varying prices or at negotiated prices.

         Broker-dealers may receive compensation in the form of commissions, discounts or concessions from the selling shareholders in amounts to be negotiated in connection with sales. These brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. In this case, any commissions, discounts or concessions received by broker-dealers and any profit on the resale of the shares sold by them may be deemed to be underwriting compensation under the Securities Act. Compensation to be received by any broker-dealers and retained by the selling shareholders in excess of usual and customary commissions will, to the extent required, be set forth in a supplement to this prospectus.

         We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of the shares of common stock offered in the market and to the activities of the selling shareholders. In addition, we will make copies of this prospectus available to the selling shareholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares of common stock. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

                                  LEGAL MATTERS

         The validity of the common stock offered hereby will be passed upon for us by Michael Harris, P.A., West Palm Beach, Florida.


                                     EXPERTS

         Our financial statements for the years ended December 31, 1998 and 1999 appearing in this prospectus and registration statement have been audited by Sewell and Company, PA, independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon the report given on the authority of the firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, including the exhibits, schedules, and amendments to this registration statement, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information set forth in the registration statement. For further information with respect to us and the shares of our common stock to be sold in this offering, we make reference to the registration statement. Although this prospectus contains all material information regarding us, statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and in each instance we make reference to the copy of the contract, agreement, or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by the reference.

         You may read and copy all or any portion of the registration statement or any other information, which we file at the Securities and Exchange Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the Securities and Exchange Commission. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our Securities and Exchange Commission filings, including the registration statement, are also available to you on the Securities and Exchange Commission's website, www.sec.gov.

                             REPORTS TO SHAREHOLDERS

         We intend to distribute to our shareholders annual reports containing audited financial statements and will make available to our shareholders other information as we deem appropriate

                          INDEX TO FINANCIAL STATEMENTS

               UNAUDITED FINANCIAL STATEMENTS FOR THE NINE MONTHS
                 ENDED SEPTEMBER 30, 2000 AND SEPTEMBER 30, 1999

                                                                     Page No.

Balance Sheets - September 30, 2000 (Unaudited) and
   December 31, 1999 (Audited)                                         F-2

Statements of Operations - For the Three and Nine Months
   Ended September 30, 2000 and 1999 (Unaudited)                       F-4

Statement of Changes in Stockholders' Equity  -
   For the Three and Nine Months Ended September 30, 2000
   (Unaudited)                                                         F-6

Statement of Cash Flows - For the Three and Nine Months
    Ended September 30, 2000 and 1999 (Unaudited)                      F-9

Notes to Financial Statements                                          F-11

             AUDITED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED
                    DECEMBER 31, 1999 AND DECEMBER 31, 1998


Independent Auditors' Report                                           F-19

Balance Sheets                                                         F-21

Statements of Income                                                   F-23

Statements of Changes in Stockholders' Deficit                         F-24

Statements of Cash Flows                                               F-27

Notes to Financial Statements                                          F-29

                    UNIVERSAL BEVERAGES HOLDINGS CORPORATION
                                 AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
         SEPTEMBER 30, 2000 (Unaudited) AND DECEMBER 31, 1999 (Audited)



                                                      September 30, December 31,
                                                         2000           1999
                                                     -----------    -----------
Assets

Current Assets
   Cash                                              $   104,352    $   (37,885)
   Accounts receivable (net of allowance for
     uncollectibles of $15,178 and $ 0)                  657,526        169,097
   Inventory                                             497,956        358,159
   Advance receivable - McLean                            50,000
   Prepaid expenses                                      232,425         14,839
                                                     -----------    -----------
Total Current Assets                                   1,542,259        504,210

Property and equipment                                 7,197,393      1,849,825
   Less accumulated depreciation                        (383,032)      (250,938)
                                                     -----------    -----------
                                                       6,814,361      1,598,887


Intangible assets net of amortization of $ 157,456
   and $ 61,502                                          671,619        765,119


Other assets

   Deferred loan fees                                     49,469
   Other assets                                           86,429
   Deposits                                               82,721          6,000
                                                     -----------    -----------
                                                         218,619          6,000
                                                     -----------    -----------


                                                     $ 9,246,859    $ 2,874,216
                                                     ===========    ===========

                       See notes to financial statements.

                    UNIVERSAL BEVERAGES HOLDINGS CORPORATION
                                 AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
         SEPTEMBER 30, 2000 (Unaudited) AND DECEMBER 31, 1999 (Audited)




                                                                September 30,   December 31,
                                                                    2000           1999
                                                                -----------    -----------
Liabilities and Stockholders' Equity

Current liabilities
   Accounts payable                                             $ 2,869,147    $   988,094
   Accrued expense                                                  114,922        145,949
   Accrued interest                                                  11,478        436,964
   Deferred compensation                                                            30,500
   Current portion of notes payable                                 965,918      2,276,500
                                                                -----------    -----------
Total current liabilities                                         3,961,465      3,878,007

Long term note payable                                               27,874      1,306,000

Shareholders' equity

   Preferred stock, $0.01 par value, 20 million shares
     authorized, 687,100 and 8,500 shares issued and
     outstanding respectively, redeemable at company's option
     (liquidation preference $ 6,871,000 and $ 0)                     6,871             85
   Common stock, $0.001 par value 30 million shares
     authorized, 7,813,204 and 4,363,454 shares issued and
     outstanding respectively                                         7,813          4,363
   Additional paid in capital                                     9,530,744      1,052,557
   Retained deficit                                              (4,287,909)    (3,366,796)
                                                                -----------    -----------
                                                                  5,257,519     (2,309,791)
                                                                -----------    -----------

                                                                $ 9,246,859    $ 2,874,216
                                                                ===========    ===========


                       See notes to financial statements.

                    UNIVERSAL BEVERAGES HOLDINGS CORPORATION
                                 AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF INCOME
                   FOR THE THREE MONTHS AND NINE MONTHS ENDED
                    SEPTEMBER 30, 2000 AND 1999 (Unaudited)

                                                                               For the period ended September 30,
                                                                    Three months ended                     Nine months ended
                                                                  2000               1999               2000               1999
                                                               -----------        -----------        -----------        -----------
Revenue

   Sales, net of discounts and returns                         $ 1,795,885        $ 1,096,246        $ 2,972,946        $ 2,200,363
   Cost of Goods Sold                                            1,477,060            735,763          2,447,130          1,705,604
                                                               -----------        -----------        -----------        -----------

Gross Profit                                                       318,825            360,483            525,816            494,759

Expenses
   General and administrative                                      298,434            117,422            570,145            347,670
   Sales expenses                                                  290,730             90,816            473,823            231,147
   Marketing expenses                                              118,206             20,173            229,244             54,109
   Consulting and Professional fees                                 98,934             14,775            528,097             39,016
   Rent                                                             30,873             64,629            172,439            195,283
   Bad debt                                                             --             15,178
   Depreciation and amortization                                    71,820             57,500            177,101            125,000
                                                               -----------        -----------        -----------        -----------
                                                                   908,997            365,315          2,166,027            992,225
Other income/(expenses)
   Interest expense                                                (26,304)          (123,412)          (186,732)          (383,023)
   Other income                                                      8,271                               451,473
   Interest income                                                     166                                11,549
   Litigation expenses                                                  --           (127,389)           (10,680)          (365,381)
                                                               -----------        -----------        -----------        -----------
                                                                   (17,867)          (250,801)           265,610           (748,404)
                                                               -----------        -----------        -----------        -----------

Loss from continuing operations                                $  (608,039)       $  (255,633)       $(1,374,601)       $(1,245,870)




                       See notes to financial statements.

                    UNIVERSAL BEVERAGES HOLDINGS CORPORATION
                                 AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF INCOME
                   FOR THE THREE MONTHS AND NINE MONTHS ENDED
                    SEPTEMBER 30, 2000 AND 1999 (Unaudited)

                                                                           For the period ended September 30,
                                                                     Three months ended              Nine months ended
                                                                    2000            1999            2000            1999
                                                                -----------     -----------    -------------     -----------
Loss from continuing operations                                 $  (608,039)    $  (255,633)   $  (1,374,601)    $(1,245,870)

Extraordinary items
   Forgiveness of debt                                                   --                           43,204
   Extraordinary litigation                                              --                          215,669
   Gain on Debt restructure                                              --                          194,615
                                                                -----------     -----------    -------------     -----------
Net Loss                                                        $  (608,039)    $  (255,633)   $    (921,113)    $(1,245,870)
                                                                ===========     ===========    =============     ===========


Earnings (loss) per common share
   Loss from continuing operations                                    (0.12)          (0.09)           (0.25)    $     (0.45)
   Extraordinary items                                                   --              --             0.07              --
                                                                -----------     -----------    -------------     -----------
                                                                $     (0.12)    $     (0.09)   $       (0.18)    $     (0.45)
                                                                -----------     -----------    -------------     -----------

Earnings (loss) per common share assuming dilution
   Loss from continuing operations                                    (0.11)                           (0.23)          (0.45)
   Extraordinary items                                                   --                             0.06              --
                                                                -----------     -----------    -------------     -----------
                                                                $     (0.11)    $        --    $       (0.17)    $     (0.45)
                                                                -----------     -----------    -------------     -----------





                       See notes to financial statements

                    UNIVERSAL BEVERAGES HOLDINGS CORPORATION
                                 AND SUBSIDIARY
      CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 (Unaudited)

                                                        Common Stock      Preferred Stock    Paid in       Retained
                                                     Shares       Amount   Shares  Amount    Capital        Deficit         TOTAL
                                                   --------------------------------------------------------------------------------
Balance December 31, 1998                           2,608,454    $  2,608   8,500   $ 85   $ 1,052,557   $ (1,184,452)  $  (129,202)

Issuance of shares of common stock for consulting
   services based on Board of Directors assessment
   of value of services rendered during the year,
   dated December 3, 1999 ($ 0.001 per share)          35,000          35                                                        35

Issuance of shares of common stock to  employees
   based on Board of Directors assessments for
   compensation,  in lieu of cash payment dated
   December 3, 1999 ($0.001 per share)                770,000         770                                                       770

Issuance of shares of common stock to Robert
   Dolan, based on Board of Directors assessment
   as part of loan agreement with Mr. Dolan
   December 3, 1999 ($ 0.001 per share)               200,000         200                                                       200

Issuance of common stock to shareholders based on
   Board of Directors dated December 3, 1999
   (Adjustment merger agreement with Universal
   Beverages, Inc. $ 0.001 per share)                 750,000         750                                                       750

Net loss December 31, 1999                                                                                 (2,182,344)   (2,182,344)
                                                   --------------------------------------------------------------------------------
Balance December 31, 1999 (Audited)                 4,363,454    $  4,363   8,500   $ 85   $ 1,052,557   $ (3,366,796)  $(2,309,791)




                       See notes to financial statements

                    UNIVERSAL BEVERAGES HOLDINGS CORPORATION
                                 AND SUBSIDIARY
      CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 (Unaudited)

                                                         Common Stock       Preferred Stock    Paid in       Retained
                                                       Shares     Amount    Shares   Amount    Capital        Deficit       TOTAL
                                                    --------------------------------------------------------------------------------
                         sub-total                  4,363,454   $  4,363    8,500  $     85  $ 1,052,557  $ (3,366,796) $(2,309,791)

Issuance of shares of common stock for consulting
   services based on Board of Directors assessment
   of value of services rendered during the year,
   dated January 21, 2000                           1,621,000      1,621                         302,317                    303,938

Issuance of shares of common stock to Robert
   Dolan, based on Board of Directors assessment as
   part of loan agreement with Mr. Dolan on
   January 21, 2000                                   100,000        100                          18,650                     18,750

Conversion of Preferred stock to Common stock on
   January 31, 2000                                    46,750         47   (8,500)      (85)          38                         --

Issuance of common stock in connection with warrants
   exercised at $ 1.00 per share                      970,000        970                         969,030                    970,000

Issuance of Preferred stock - Series B in connection
with private placement through September 30, 2000                          432,500     4,325    4,075,175                  4,079,500

Issuance of common stock in connection with the
   Debt restructure, on March 31, 2000                712,000        712  254,600     2,546    3,112,977                  3,116,235
                                                    --------------------------------------------------------------------------------
                         sub-total                  7,813,204   $  7,813  687,100  $  6,871  $ 9,530,744  $ (3,366,796) $ 6,178,632


                       See notes to financial statements

                    UNIVERSAL BEVERAGES HOLDINGS CORPORATION
                                 AND SUBSIDIARY
      CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 (Unaudited)


                                                        Common Stock      Preferred Stock     Paid in        Retained
                                                      Shares     Amount   Shares    Amount    Capital        Deficit        TOTAL
                                                    -------------------------------------------------------------------------------
                         sub-total                  7,813,204   $  7,813  687,100  $  6,871  $ 9,530,744  $ (3,366,796) $ 6,178,632

Net Loss for the nine months ended September 30, 2000                                                         (921,113)    (921,113)
                                                    -------------------------------------------------------------------------------

Balance September 30, 2000 (Unaudited)              7,813,204   $ 7,813   687,100  $  6,871  $ 9,530,744  $ (4,287,909) $ 5,257,519
                                                    ===============================================================================


                       See notes to financial statements

                    UNIVERSAL BEVERAGES HOLDINGS CORPORATION
                                 AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
        FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999 (Unaudited)

                                                                 For the nine months ended September 30,
                                                                         2000           1999
                                                                     -----------    -----------
Cash flows from operating activities:
  Net loss                                                           $  (921,113)   $(1,245,870)

  Adjustments to reconcile net loss to net
    cash provided by operating activities:
      Depreciation and amortization                                      177,101        125,000
      Bad Debt                                                            15,178
      Gain on debt restructure                                          (194,615)
      Gain on Litigation debts                                          (215,669)
      (Increase) decrease in prepaid expenses                           (217,586)       (15,536)
      (Increase) decrease in inventories                                (139,797)      (154,793)
      (Increase) decrease in receivables                                (503,607)      (234,491)
      (Increase) decrease in other assets                               (213,151)       (16,873)
      Increase (decrease) in accounts payable and accrued expenses       518,320        790,809
                                                                     -----------    -----------
      Total adjustments                                                 (773,826)       494,116
                                                                     -----------    -----------
  Net cash used by operating activities                               (1,694,939)      (751,754)
                                                                     -----------    -----------

Cash flows from investing activities:
  Cash payments for the purchase of property                          (3,612,912)      (405,282)
                                                                     -----------    -----------
  Net cash used by investing activities                               (3,612,912)      (405,282)
                                                                     -----------    -----------

Cash flows from financing activities:
  Proceeds from loan                                                     700,000      1,204,784
  Payments on notes payable                                             (256,208)
  Forgiveness of debt                                                    (43,204)
  Proceeds from issuance of common and preferred stock                 5,049,500             --
                                                                     -----------    -----------
  Net cash provided by financing activities                            5,450,088      1,204,784
                                                                     -----------    -----------

Net increase in cash and cash equivalents                                142,237         47,748

Cash and cash equivalents, beginning of period                           (37,885)        83,866
                                                                     -----------    -----------

Cash and cash equivalents, end of period                             $   104,352    $   131,614
                                                                     ===========    ===========


                       See notes to financial statements

                    UNIVERSAL BEVERAGES HOLDINGS CORPORATION
                                 AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
        FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999 (Unaudited)

                                         For the nine months ended September 30,
                                                      2000                1999
                                                     -------           -------
Supplemental disclosures of cash flow information:
  Cash paid during the period for:

    Interest expense                                 175,254           $     -
                                                     -------           -------


Shareholders' equity note:
Approximately 1,721,000 shares of the Company's common stock were awarded to various service providers in lieu of cash consideration of $ 322,688.


                       See notes to financial statements

                    UNIVERSAL BEVERAGES HOLDINGS CORPORATION
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        QUARTER ENDED SEPTEMBER 30, 2000


NOTE 1            UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                  The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Rule 310(b) of Regulation SB. Accordingly, they do not include all of the information and footnote disclosures normally included in complete consolidated financial statements prepared in accordance with generally accepted accounting principles. For further information, such as significant accounting policies followed by the Company, refer to the notes to the Company's audited consolidated financial statements.

                  In the opinion of management, the unaudited consolidated financial statements include all necessary adjustments (consisting of normal, recurring accruals) for a fair presentation of the financial position, results of operations and cash flow for the interim periods presented. Preparing consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses. Actual results may differ from these estimates. Interim results are not necessarily indicative of results for a full year.

NOTE 2            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                  Universal Beverages Holdings Corporation and its wholly owned subsidiary, Universal Beverages, Inc., are in the business of manufacturing and distributing the SYFO(R) brand of bottled water as well as other beverage products under contract. The Company was incorporated in the State of Florida on July 18, 1989 under the name International Bon Voyage, Inc. On March 6, 1998 the Company acquired 100% of Universal Beverages, Inc., a Florida corporation, and changed its name to Universal Beverages Holdings Corporation.

                  Accounting Estimates
                  --------------------
                  The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                    UNIVERSAL BEVERAGES HOLDINGS CORPORATION
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        QUARTER ENDED SEPTEMBER 30, 2000

NOTE 2            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

                  Property and Equipment
                  ----------------------
                  Property and equipment are stated at cost. Depreciation of depreciable assets is computed using the Modified Accelerated Recovery System (MACRS) for federal and state tax purposes. Major expenditures for property acquisitions and those expenditures, which substantially increase the estimated useful lives of the property, are capitalized. Expenditures for maintenance, repairs, and minor replacements are charged to expense as incurred.

                  Cash and Cash Equivalents
                  -------------------------
                  The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

                  Inventories
                  -----------
                  Inventories consisting of raw materials, work in process, pallets and furnished goods are valued at the lower of cost or market. Cost is determined by the first-in, first-out method
                  (FIFO).

                  Revenue Recognition
                  -------------------
                  Revenues are recognized when the products are shipped. Revenue is reduced for estimated customer returns and allowances.

                  Accounts Receivable
                  -------------------
                  Accounts receivable are stated at the face amount net of allowance for doubtful accounts. Generally accepted accounting principles require that the allowance method be used to reflect bad debts. A provision for doubtful accounts has been established to reflect an allowance for uncollectible amounts.

                  Income Taxes
                  ------------
                  The Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes, which requires companies to use the asset and liability method of accounting for income taxes.

                  Concentration of Risk
                  ---------------------
                  Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of balances at financial institutions.

                    UNIVERSAL BEVERAGES HOLDINGS CORPORATION
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        QUARTER ENDED SEPTEMBER 30, 2000

NOTE 2            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

                  Concentration of Risk
                  ---------------------
                  The Company had deposits with four financial institutions amounting to $104,352 and ($37,885) at September 30, 2000 and December 31, 1999, respectively, which were insured for up to $100,000 per financial institution by the U.S. Federal Deposit Insurance Corporation. The Company believes that risks relating to cash balances are minimized as a result of the size and stature of the financial institutions in which the Company maintains its account.

                  Advertising
                  -----------
                  Advertising costs are charged to operations when they first take place. The Company had capitalized $188,573 on September 30, 2000, related to the final version of the infomercial that has yet to be aired. Advertising expense totaled $138,230 for the nine months ended September 30, 2000.

                  Amortization
                  ------------
                  Amortization of trademarks, brand names, copyrights and goodwill is determined utilizing the straight-line method based generally on the estimated useful lives of the intangibles as follows:

                             Organization expense                       5 years
                             Trademark and brand name                  15 years

                  Accounting Pronouncements
                  -------------------------
                  In June 1997, the Financial Accounting Standards Board issued Statement of Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information (SFAS No.
                  131), which established presentation of financial data based on the "management approach". SFAS No. 131 is applicable for years beginning after December 15, 1997. For the current fiscal year we are not going to present segment reporting because it is immaterial.

                  Basic Loss per Share and Diluted Loss per Share
                  -----------------------------------------------
                  In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, Earnings Per Share (SFAS No. 128), which specifies the computation, presentation and disclosure requirements for earnings per share. SFAS No. 128 supercedes Accounting Principle Board Opinion No. 15 entitled Earnings Per Share. Basic earnings per share are computed by dividing income available to common stockholders (the numerator) by the weighted-average number of common shares (the denominator) for the period. The computation of diluted earnings per share is similar to basic earnings per share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potentially dilutive common shares had been issued.

                    UNIVERSAL BEVERAGES HOLDINGS CORPORATION
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        QUARTER ENDED SEPTEMBER 30, 2000

NOTE 2            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

                  Basic Loss per Share and Diluted Loss per Share
                  -----------------------------------------------
                  The numerator in calculating basic earnings per share is reported net loss. The denominator is based on the following weighted-average number of common shares:

                                    Basic                         6,906,012
                                    Dilutive                      7,267.070

                  The 5,191,996 shares of common stock reserved for the exercise of warrants are not included in the diluted earnings per share because the exercise price is above the average market price per share.

                  Principles of Consolidation
                  ---------------------------
                  The consolidated financial statements of the Company include those accounts of Universal Beverages, Inc. All significant intercompany transactions and balances have been eliminated in the consolidation.

NOTE 3            PROPERTY AND EQUIPMENT

                  Property and equipment at September 30, 2000 and December 31, 1999 consisted of the following:

                                                  September 30,     December 31,
                                                      2000            1999
                                                  -----------      -----------

                  Land and building               $ 2,476,867      $         0
                  Plant equipment                   4,448,243        1,233,003
                  Plant improvements                  169,803          595,870
                  Office machines and equipment       102,480           20,952
                                                  -----------      -----------
                                                    7,197,393        1,849,825
                  Less accumulated depreciation      (383,032)        (250,938)
                                                  -----------      -----------

                                                  $ 6,814,361      $ 1,598,887
                                                  ===========      ===========

                  Depreciation expense for the nine months ended September 30, 2000 and year ended December 31, 1999 was $57,000 and $212,500, respectively.

NOTE 4            CAPITAL STOCK TRANSACTIONS

                  The Articles of Incorporation provide for the authorization of 30,000,000 shares of common stock at $0.001 par value; and 20,000,000 shares of preferred stock at $0.01.

                    UNIVERSAL BEVERAGES HOLDINGS CORPORATION
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        QUARTER ENDED SEPTEMBER 30, 2000

NOTE 4            CAPITAL STOCK TRANSACTIONS (continued)

                  Common Stock
                  ------------
                  On January 21, 2000, the Company issued 1,621,000 shares of common stock in lieu of cash consideration to various service providers, at $0.1875 per share.

                  On January 21, 2000, the Company issued 100,000 shares of common stock as part of a loan agreement with Mr. Dolan, at $0.1875 per share.

                  On January 31, 2000, the Company converted the 8,500 shares of Preferred Stock - Series A to 46,750 shares of common stock.

                  On March 31, 2000, in a Debt Restructure agreement (see Note
                  7), the Company issued 712,000 shares of common stock in exchange for $749,975 notes payable as follows:

                           With Bridge Bank, 700,000 shares of common stock in exchange for $720,500 notes payable.

                           With Alan Moore, 12,000 shares of common stock in exchange for $29,475 notes payable.

                  During the period between January 1 and September 30, 2000, 970,000 warrants were exercised at $1.00 per share for 970,000 shares of common stock.

                  Preferred Stock
                  ---------------
                  On March 31, 2000, in a Debt Restructure agreement (see Note
                  7), the Company issued 254,600 shares of Preferred Stock (Series C, D, E and F) in exchange for $2,610,875 notes payable.

                  At September 30, 2000, a total of 432,500 shares of Preferred Stock were issued in exchange for $4,079,500 in cash, net of $270,500 offering expense.

                  Warrants
                  --------
                  At September 30, 2000, warrants were as follows:

                           Warrants  - 12/31/99                     1,250,000
                           Warrants issued 01/01/00 - 09/30/00      5,593,994
                           Exercised - 09/30/00                      (970,000)
                                                                    ---------

                            Total Warrants                          5,873,994
                                                                    =========

                  The remaining warrants will expire on various dates through August 2003.

                    UNIVERSAL BEVERAGES HOLDINGS CORPORATION
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        QUARTER ENDED SEPTEMBER 30, 2000

NOTE 5            INCOME TAXES

                  The Company has a federal net operating loss carryforward for the year ended December 31, 1999 of $3,366,796 through various years to 2019.

NOTE 6            NOTES PAYABLE

                  The Company has outstanding notes payable at September 30, 2000 and December 31, 1999 as follows:

                                                                             September 30,      December 31,
                                                                                2000               1999
                                                                          ------------     -----------------
                  Note  payable  to Bridge  Bank with an  interest
                  rate of 15% per year, unsecured, due on demand.           $         0        $   541,500

                  Note   payable  to   American   Access  with  an
                  interest  rate of 15% per year;  unsecured,  due
                  on demand.                                                          0            500,000

                  Note  payable to FNB Bank with an interest  rate
                  of 10.5% per year; secured, due 01/02/01.                  $  600,000        $         0

                  Note payable to Rial/Moe with an interest rate
                  of 8% per annum payable in 36 monthly payments;
                  secured by production equipment; due 3/31/00.                  43,792            500,000

                  Note  payable to various  shareholders  at a 15%
                  interest rate per year;  due on demand;  secured
                  by all assets of Company.                                           0            185,000

                  Note  payable to  Altamonte  Capital  with a 15%
                  interest rate; due on demand; secured.                              0            300,000

                  Note payable to Telcoa with a 15% interest  rate
                  per year; due on 8/31/00.                                     250,000            250,000


                    UNIVERSAL BEVERAGES HOLDINGS CORPORATION
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        QUARTER ENDED SEPTEMBER 30, 2000

NOTE 6            NOTES PAYABLE - continued

                                                                            September 30,      December 31,
                                                                                2000               1999
                                                                            -----------         ----------
                  Note payable to Telcoa with a 10% interest  rate
                  per year;  due on 7/11/00,  renewable  up to two
                  more times.                                                   100,000                  0

                  14% note payable to an investment company; secured
                  by a blanket lien on assets; payable interest only
                  through 11/4/03, and 36 equal payments of principal
                  plus interest beginning 11/5/03. The note also
                  includes a prepayment penalty clause.                               0          1,306,000
                                                                            -----------         ----------
                                                                                993,792          3,582,500

                  Less current portion                                         (965,918         (2,276,500)
                                                                            -----------         ----------

                                                                            $    27,874         $1,306,000
                                                                            ===========         ==========

                  The amount of interest accrued but unpaid as of September 30, 2000 was $11,478. The total interest expense related to this loan was $176,166 at September 30, 2000.

NOTE 7            DEBT RESTRUCTURE

                  On March 31, 2000, the Company renegotiated a total of $3,610,850 in notes payable from various creditors in a Debt Restructure agreement as follows:

                  Note payable of $720,500 to Bridge Bank in exchange for 700,000 shares of common stock. On the date of the exchange, the fair market value of the common stock was approximately $0.78 per share. The Company recognizes an extraordinary gain of $174,500 on the restructuring.

                  Note payable of $29,475 to Alan Moore in exchange for 12,000 shares of common stock. On the date of the exchange, the fair market value of the common stock was approximately $0.78 per share. The Company recognizes an extraordinary gain of $20,115 on the restructuring.

                    UNIVERSAL BEVERAGES HOLDINGS CORPORATION
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        QUARTER ENDED SEPTEMBER 30, 2000

NOTE 7            DEBT RESTRUCTURE (continued)

                  Note payable of $1,306,000 to Capital International SBIC, LP in exchange for 130,600 shares of preferred stock, series C. There was no market price available for the preferred stock on the date of the exchange.

                  Note payable of $622,860 to Eva and Lasse Moe, and Roberto and Barbara Rial. The term of restructure included a new note payable in the amount of $50,000, payable over a three-year period, a $250,000 payment in cash, and a transfer of an equity interest consisting of 31,500 shares of preferred stock
                  - series D. There was no market price available for the preferred stock on the date of the exchange.

                  Note payable of $593,750 to McLean Ventures in exchange for 57,500 shares of preferred stock, series E. There was no market price available for the preferred stock on the date of the exchange.

                  Note payable of $338,265 to Altamonte Capital in exchange for 35,000 shares of preferred stock, series F. There was no market price available for the preferred stock on the date of the exchange.

NOTE 8            CONTINGENCIES

                  During the third quarter, a contractor, who installed the plant's production line and performed preliminary work for the second line, filed a lien against the Leesburg real property for $ 394,000. They are also threatening a lawsuit. However, the ultimate outcome is unknown at this time. In the opinion of management, the outcome will have no adverse effect on the financial statements.

NOTE 9            SUBSEQUENT EVENTS

                  During October and November 2000, the company offered to the series B preferred stockholders, stock dividends in lieu of dividends in arrears. The total amount of dividends in arrears on the series B preferred stock at September 30, 2000 was $158,750.

                  On October 4, 2000 the company obtained a loan in the amount of $ 150,000 from Alan Moore to be used in the purchase of a multipacker machine. The total expenses in connection with the loan were $ 35,000 to be paid in four equal installments beginning October 2000. The loan is guaranteed by a junior security interest in cash, accounts receivables and equipment.

                          INDEPENDENT AUDITORS' REPORT

                          ----------------------------


To the Stockholders

Universal Beverages Holdings Corporation and Subsidiary

Jacksonville, Florida

We have audited the accompanying balance sheets of Universal Beverages Holdings Corporation and subsidiary, formerly known as International Bon Voyage, Inc. (a Florida corporation) as of December 31, 1999 and December 31, 1998 and the related statements of income, changes in stockholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Universal Beverages Holdings Corporation and subsidiary as of December 31, 1999 and December 31, 1998, and the consolidated results of its operations and its cash flows for the years then ended in conformity in accordance with generally accepted accounting principles.

The Company's financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 15 to the financial statements, the Company's recurring losses from operations, negative working capital, stockholders' capital deficiency, and defaults under the Company's debt agreement raise substantial doubt about its ability to continue as a going concern. Management's plan concerning these matters is also discussed in Note 15.

The financial statements do not include adjustments that might result from the outcome of this uncertainty; however, if losses from operations continue without an additional infusion of capital, it would raise substantial doubt about the Company's ability to continue as a going concern.

SEWELL AND COMPANY, PA

/s/SEWELL AND COMPANY, PA
------------------------------
Hollywood, Florida
January 21, 2000

                    UNIVERSAL BEVERAGES HOLDINGS CORPORATION
                                 AND SUBSIDIARY

                                  BALANCE SHEET

                           DECEMBER 31, 1999 AND 1998



                                     ASSETS

                                                    1999           1998
                                                ------------   ------------

Current Assets:
    Cash                                        $    (37,885)  $     83,866
    Accounts receivable                              169,097         95,673
    Inventories                                      358,159        201,948
    Prepaid expenses                                  70,838         73,827
                                                ------------   ------------

Total Current Assets                                 560,209        455,314
                                                ------------   ------------

Property and Equipment                             1,849,825      1,394,549
Less Accumulated Depreciation                       (250,938)       (38,438)
                                                 -----------   ------------

                                                   1,598,887      1,356,111
                                                 -----------   ------------

Other Assets:
    Brand name and trademark                         708,274        756,196
    Deposits                                           6,000        319,601
    Prepaid marketing                                      0         70,992
    Other                                                846          1,691
                                                ------------   ------------

                                                     715,120      1,148,480
                                                ------------   ------------

                                                $  2,874,216   $  2,959,905
                                                ============   ============



           See auditors' report and notes to financial statements.

                    UNIVERSAL BEVERAGES HOLDINGS CORPORATION
                                 AND SUBSIDIARY

                                  BALANCE SHEET

                           DECEMBER 31, 1999 AND 1998



                      LIABILITIES AND STOCKHOLDERS' DEFICIT

                                                    1999           1998
                                                ------------   ------------

Current Liabilities:
    Notes payable                                 $2,276,500     $1,312,000
    Accounts payable                                 988,094        387,218
    Accrued expenses                                 145,949        175,722
    Accrued interest                                 436,964        139,167
    Deferred compensation                             30,500         10,000
                                                ------------   ------------

Total Current Liabilities                          3,878,007      2,024,107
                                                ------------   ------------

Long Term Liabilities:
    Notes payable                                  1,306,000      1,065,000
                                                ------------   ------------

Stockholders' Deficit:
    Common stock, par value $.001
        30,000,000 common shares authorized
        4,363,454 and 2,608,454 shares issued
        and outstanding                                4,363          2,608
    Preferred stock, par value $.01;
        20,000,000 preferred shares authorized;
        85,000 shares issued and outstanding              85             85
    Additional paid-in capital                     1,052,557      1,052,557
Retained Deficit                                  (3,366,796)    (1,184,452)
                                                ------------   ------------

                                                  (2,309,791)      (129,202)
                                                ------------   ------------

                                                  $2,874,216     $2,959,905
                                                ============   ============



           See auditors' report and notes to financial statements.

                    UNIVERSAL BEVERAGES HOLDINGS CORPORATION
                                 AND SUBSIDIARY

                              STATEMENTS OF INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998


                                                    1999           1998
                                                ------------   ------------


Sales - Net of Returns                          $  2,774,153   $  2,082,923

Cost of Sales                                      1,514,101      1,310,033
                                                ------------   ------------

Gross Profit                                       1,260,052        772,890
                                                ------------   ------------

Expenses:
    General and administrative expenses            1,995,324        929,711
    Depreciation and amortization                    272,875         20,087
    Interest                                         460,999        121,017
    Litigation expenses                             713,198        803,532
                                                ------------   ------------

                                                   3,442,396      1,874,347
                                                ------------   ------------

Net Loss                                        $ (2,182,344)  $ (1,101,457)
                                                ============   ============

Earnings Per Share

Net Loss                                        $     (0.792)  $     (0.522)
                                                ============   ============




           See auditors' report and notes to financial statements.

                    UNIVERSAL BEVERAGES HOLDINGS CORPORATION
                                 AND SUBSIDIARY
                  STATEMENT OF CHANGES IN STOCKHOLDERS' DEFECIT
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998


                                                                         Common Stock                        Preferred Stock
                                                                   Shares            Amount             Shares             Amount
                                                             -----------------------------------------------------------------------
                 Balance December 31, 1997                      1,000,000          $ 10,000                  -             $ -
Ten for one reverse stock split                                  (900,000)           (9,000)

Issuance of new shares                                            296,939             2,969
                                                             -----------------------------------------------------------------------
                                                                  396,939           $ 3,969                  -             $ -
Issuance of common stock in connection with the
   acquisition of Universal Beverages Inc., on
   March 6, 1998.                                               1,724,999            17,250

Adjustment in connection with the acquisition

Private issuance of shares for cash, net of
   expenses, during the period ended May 11, 1998
   ($ 2. per share)                                               485,000             4,850

Effects of common stock changes in par value from
   $ 0.01 to $ 0.001                                                                (23,462)

Private issuance of shares 10%  preferred stock,
   convertible, net of expenses, during the period
   ended October 31, 1998 ($ 10. per share)                                                              8,500              85

Dividend preferred stock declared 1998                              1,516                 1
                                                             -----------------------------------------------------------------------
                         sub-total                              2,608,454           $ 2,608              8,500            $ 85



                                                                      Paid in         Accumulated
                                                                      Capital           Deficit              TOTAL
                                                             -------------------------------------------------------------
                 Balance December 31, 1997                      $ -                $ (1,000)               $ 9,000
Ten for one reverse stock split                                   -                       -                 (9,000)

Issuance of new shares                                                                                        2,969
                                                             -------------------------------------------------------------
                                                                $ -                $ (1,000)               $ 2,969
Issuance of common stock in connection with the
   acquisition of Universal Beverages Inc., on
   March 6, 1998.                                                174,190            (81,980)               109,460

Adjustment in connection with the acquisition                    (49,036)                                  (49,036)

Private issuance of shares for cash, net of
   expenses, during the period ended May 11, 1998
   ($ 2. per share)                                              819,650                                   824,500

Effects of common stock changes in par value from
   $ 0.01 to $ 0.001                                              23,462                                         -

Private issuance of shares 10%  preferred stock,
   convertible, net of expenses, during the period
   ended October 31, 1998 ($ 10. per share)                       72,165                                    72,250

Dividend preferred stock declared 1998                            12,126                (15)                12,112
                                                             -------------------------------------------------------------
                         sub-total                           $ 1,052,557          $ (82,995)             $ 972,255




           See auditors' report and notes to financial statements.

                    UNIVERSAL BEVERAGES HOLDINGS CORPORATION
                                 AND SUBSIDIARY
                  STATEMENT OF CHANGES IN STOCKHOLDERS' DEFECIT
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                                          Common Stock                       Preferred Stock
                                                                   Shares            Amount             Shares             Amount
                                                             -----------------------------------------------------------------------
                         sub-total                              2,608,454           $ 2,608                8,500         $ 85

Net loss December 31, 1998
                                                             -----------------------------------------------------------------------
Balance December 31, 1998                                       2,608,454           $ 2,608                8,500         $ 85

Issuance of shares of common stock for consulting
   services based on Board of Directors assessment
   of value of services rendered during the year,
   dated December 3, 1999 ($ 0.001 per share)                      35,000                35

Issuance of shares of common stock to employees
   based on Board of Directors assessments for
   compensation, in lieu of cash payment dated
   December 3, 1999 ($0.001 per share)                            770,000               770

Issuance of shares of common stock to Robert
   Dolan, based on Board of Directors assessment
   as part of loan agreement with Mr. Dolan.
   December 3, 1999 ($ 0.001 per share)                           200,000               200



                                                             -----------------------------------------------------------------------
                         sub-total                              3,613,454           $ 3,613                8,500         $ 85



                                                                   Paid in         Accumulated
                                                                   Capital           Deficit                 TOTAL
                                                             -------------------------------------------------------------
                         sub-total                            $ 1,052,557          $ (82,995)              $ 972,255

Net loss December 31, 1998                                                        (1,101,457)           $ (1,101,457)
                                                             -------------------------------------------------------------
Balance December 31, 1998                                     $ 1,052,557       $ (1,184,452)             $ (129,202)

Issuance of shares of common stock for consulting
   services based on Board of Directors assessment
   of value of services rendered during the year,
   dated December 3, 1999 ($ 0.001 per share)                                                                     35

Issuance of shares of common stock to employees
   based on Board of Directors assessments for
   compensation, in lieu of cash payment dated
   December 3, 1999 ($0.001 per share)                                                                           770

Issuance of shares of common stock to Robert
   Dolan, based on Board of Directors assessment
   as part of loan agreement with Mr. Dolan.
   December 3, 1999 ($ 0.001 per share)                                                                          200



                                                             -------------------------------------------------------------
                         sub-total                            $ 1,052,557       $ (1,184,452)             $ (128,197)



             See auditors' report and notes to financial statements.

                    UNIVERSAL BEVERAGES HOLDINGS CORPORATION
                                 AND SUBSIDIARY
                  STATEMENT OF CHANGES IN STOCKHOLDERS' DEFECIT
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                                          Common Stock                       Preferred Stock
                                                                   Shares            Amount             Shares             Amount
                                                             -----------------------------------------------------------------------
                         sub-total                              3,613,454         $ 3,613                8,500             $ 85

Issuance of common stock to shareholders based on
   Board of Directors dated December 3, 1999
   (Adjustment merger agreement with Universal
   Beverages, Inc. $ 0.001 per share)                             750,000             750

Net loss December 31, 1999
                                                             -----------------------------------------------------------------------

                                                                4,363,454         $ 4,363                8,500             $ 85
                                                             =======================================================================


                                                                      Paid in         Accumulated
                                                                      Capital           Deficit               TOTAL
                                                             -------------------------------------------------------------
                         sub-total                                  $ 1,052,557       $ (1,184,452)            $ (128,197)

Issuance of common stock to shareholders based on
   Board of Directors dated December 3, 1999
   (Adjustment merger agreement with Universal
   Beverages, Inc. $ 0.001 per share)                                                                                 750

Net loss December 31, 1999                                                              (2,182,344)            (2,182,344)
                                                             -------------------------------------------------------------

                                                                    $ 1,052,557       $ (3,366,796)          $ (2,309,791)
                                                             =============================================================



             See auditors' report and notes to financial statements.

                    UNIVERSAL BEVERAGES HOLDINGS CORPORATION
                                 AND SUBSIDIARY

                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998




Cash flow from operating activities:                                           1999                   1998
                                                                            ----------             ----------

Net Loss                                                                   ($2,182,344)           ($1,101,457)
                                                                            ----------             ----------

Adjustments to reconcile net loss to net cash provided by operating activities:

        Depreciation and amortization                                          272,875                 20,087
        (Increase) decrease in accounts receivable                             (73,424)               (95,673)
        (Increase) decrease in inventory                                      (156,211)               (10,277)
        (Increase) decrease in receivable in litigation                                               358,104
        (Increase) decrease in prepaid expenses                                  2,989                (16,714)
        (Increase) decrease in other assets                                        845                 10,406
        Increase (decrease) in accounts payable                                600,877                122,627
        Increase (decrease) in accrued liabilities                              (9,258)               116,018
        Increase (decrease) in accrued interest                                297,797                 95,777
        (Increase) decrease in deposits                                        313,601               (319,601)
        (Increase) decrease in prepaid marketing                                70,992                (70,992)
                                                                            ----------             ----------
          Total adjustments                                                  1,321,083                209,762
                                                                            ----------             ----------

Net cash used for operating activities                                        (861,261)              (891,695)
                                                                            ----------             ----------

Cash flows from investing activities:

    Purchase of plant and equipment                                           (455,276)            (1,273,360)
    Investment in brand and trademark                                          (12,469)              (395,489)
                                                                            ----------             ----------

Net cash used for investing activities                                        (467,745)            (1,668,849)
                                                                            ----------             ----------

Cash flows from financing activities:

    Proceeds from issuance of common stock                                       1,755                800,783
    Proceeds from issuance of preferred stock                                        0                 72,250
    Proceeds from notes payable                                              1,205,500              1,767,500
                                                                            ----------             ----------

Net cash provided by financing activities                                    1,207,255              2,640,533
                                                                            ----------             ----------

Net increase (decrease) in cash and cash equivalents                          (121,751)                79,989

Cash and cash equivalents - Beginning of year                                   83,866                  3,877
                                                                            ----------             ----------
Cash and cash equivalents - End of year                                     $  (37,885)            $   83,866
                                                                            ==========             ==========

             See auditors' report and notes to financial statements.

                   UNIVERSAL BEVERAGES HOLDINGS CORPORATION
                                 AND SUBSIDIARY

                            STATEMENTS OF CASH FLOWS
                FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998



Supplemental Disclosures of Cash Flow Information

Shareholders' Equity Note

On March 6, 1998, the Company issued 1,724,999 share of its common stock in connection with the acquisition of all the shares of common stock of Universal Beverages, Inc. for $109,460. The Company acquired assets with a fair market value of $1,093,642 and assumed liabilities of $984,182.

             See auditors' report and notes to financial statements.

                    UNIVERSAL BEVERAGES HOLDINGS CORPORATION
                                 AND SUBSIDIARY

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1999

NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Universal Beverages Holdings Corporation and subsidiary, (the Company) formerly known as International Bon Voyage, Inc. is in the business of manufacturing and distributing the SYFO(R) brand of bottled water as well as other beverage products under contract. The Company was incorporated in the State of Florida on July 18, 1989 under the name International Bon Voyage, Inc. On March 6, 1998 the Company acquired 100% of Universal Beverages, Inc., a Florida corporation (see Note 12), and changed its name to Universal Beverages Holdings Corporation and subsidiary.

         Accounting Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Property and Equipment

         Property and equipment are stated at cost. Depreciation of depreciable assets is computed using the Modified Accelerated Recovery System (MACRS) for federal and state tax purposes. Major expenditures for property acquisitions and those expenditures, which substantially increase the estimated useful lives of the property, are capitalized. Expenditures for maintenance, repairs, and minor replacements are charged to expense as incurred. During 1999 and 1998 significant expenditures were made for improvements to the leased building. These amounts are being amortized over the life of the lease agreement that expires in August 2004.

         Cash and Cash Equivalents

         The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

         Inventories

         Inventories consisting of raw materials, work in process, pallets and furnished goods are valued at the lower of cost or market. Cost is determined by the first-in, first-out method (FIFO).

                    UNIVERSAL BEVERAGES HOLDINGS CORPORATION
                                 AND SUBSIDIARY

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1999

NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

         Revenue Recognition

         Revenues are recognized when the products are shipped. Revenue is reduced for estimated customer returns and allowances.

         Accounts Receivable

         Accounts receivable are stated at the face amount with no allowance for doubtful accounts. Generally accepted accounting principles require that the allowance method be used to reflect bad debts. No provision for doubtful accounts has been made since all receivables were considered collectible.

         Income Taxes

         The Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes, which requires companies to use the asset and liability method of accounting for income taxes.

         Concentration of Risk

         Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of balances at financial institutions.

         The Company had deposits with one financial institution amounting to $(37,885) and $83,866 at December 31, 1999 and 1998, respectively, which was insured for up to $100,000 by the U.S. Federal Deposit Insurance Corporation. The Company believes that risks relating to cash balances are minimized as a result of the size and stature of the financial institutions in which the Company maintains its account.

         Advertising

         Advertising costs are charged to operations when incurred. Advertising costs during 1999 and 1998 amounted to $32,319 and $1,169, respectively.

         Amortization

         Amortization of trademarks, brand names, copyrights and goodwill is determined utilizing the straight line method based generally on the estimated useful lives of the intangibles as follows:

                 Organization expense                            5 years
                 Trademark and brand name                       15 years

                    UNIVERSAL BEVERAGES HOLDINGS CORPORATION
                                 AND SUBSIDIARY

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1999

NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

         Accounting Pronouncements

         In June 1997, the Financial Accounting Standards Board issued Statement of Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information (SFAS No. 131) which established presentation of financial data based on the "management approach". SFAS No. 131 is applicable for years beginning after December 15, 1997. For the current fiscal year we are not going to present segment reporting because it is immaterial.

         Basic Loss per Share and Diluted Loss per Share

         In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, Earnings Per Share (SFAS No. 128), which specifies the computation, presentation and disclosure requirements for earnings per share. SFAS No. 128 supercedes Accounting Principle Board Opinion No. 15 entitled Earnings Per Share. Basic earnings per share are computed by dividing income available to common stockholders (the numerator) by the weighted-average number of common shares (the denominator) for the period. The computation of diluted earnings per share is similar to basic earnings per share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potentially dilutive common shares had been issued.

         The numerator in calculating basic earnings per share is reported net loss. The denominator is based on the following weighted-average number of common shares:

                                                  1999         1998
                                               ---------    ---------

                 Basic                         2,754,704    2,088,073


         The 1,250,000 shares of common stock reserved for the exercise of warrants are not included in the diluted earnings per share because the exercise price is above the average market price per share.

         Principles of Consolidation

         The consolidated financial statements of the Company include those accounts of Universal Beverages, Inc. All significant intercompany transactions and balances have been eliminated in the consolidation.

                    UNIVERSAL BEVERAGES HOLDINGS CORPORATION
                                 AND SUBSIDIARY

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1999

NOTE 2   CAPITAL STOCK TRANSACTIONS

         The Articles of Incorporation provide for the authorization of 30,000,000 shares of common stock at $0.001 par value; and 20,000,000 shares of preferred stock at $0.01.

         Common Stock

         On March 6, 1998 the Company issued 1,724,999 shares with the acquisition of Universal Beverages, Inc.

         On May 11, 1998, the Company, according to a private placement offering, completed a sale of 485,000 shares of common stock at a price of $2.00 per share.

         Dividends for preferred stock were declared for the year ended December 31, 1998 in the amount of 1,516 shares of common stock, and $15 cash payments. No dividends were declared in 1999.

         On December 3, 1999 the Company issued 35,000 shares of common stock in exchange for consulting services at a price of $.001 per share.

         On December 3, 1999 the Company issued 770,000 shares of common stock to employees for compensation in lieu of cash payments.

         On December 3, 1999 the Company issued 200,000 shares of common stock to Robert Dolan as part of the loan agreement at a price of $.001 per share.

         On December 3, 1999 the Company issued 750,000 shares of common stock as an adjustment to the acquisition agreement with Universal Beverages, Inc. at a price of $.001 per share.

         Preferred Stock

         On October 31, 1998 the Company, according to a private placement offering, completed a sale of 8,500 shares of preferred stock at a price of $10 per share. The shares of preferred stock offered were of Series A Convertible 10% Preferred Stock.

                    UNIVERSAL BEVERAGES HOLDINGS CORPORATION
                                 AND SUBSIDIARY

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1999

NOTE 2   CAPITAL STOCK TRANSACTIONS - continued

         The total shares at December 31, 1999 and 1998 were as follows:

                                                   1999            1998
                                                ----------      ----------
               Common stock - issued &
                 outstanding ($.001 par value)   4,363,454       2,608,454

               Preferred stock - issued &
                 outstanding ($.01 par value)        8,500           8,500


NOTE 3   INVENTORY

         At December 31, 1999 and 1998, inventory consisted of the following:

                                                   1999            1998
                                                ----------      ----------

               Finished goods                   $  104,969      $   55,619
               Raw materials                       167,624         116,463
               Pallets                              19,409          12,866
               Work in Process                      66,157          17,000
                                                ----------      ----------
                                                $  358,159      $  201,948
                                                ==========      ==========


NOTE 4   PROPERTY AND EQUIPMENT DEPRECIATION

         Property and equipment at December 31, 1999 and 1998 consisted of the following:

                                                   1999            1998
                                                ----------      ----------

            Production equipment                $1,233,003      $  964,881
            Plant improvements                     595,870         415,021
            Office equipment                        20,952          14,647
                                                ----------      ----------
                                                 1,849,825       1,394,549
            Less accumulated depreciation         (250,938)        (38,438)
                                                ----------      ----------

                                                $1,598,887      $1,356,111
                                                ==========      ==========

                    UNIVERSAL BEVERAGES HOLDINGS CORPORATION
                                 AND SUBSIDIARY

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1999

NOTE 4   PROPERTY AND EQUIPMENT DEPRECIATION - continued

         Depreciation expense for the years ended December 31, 1999 and 1998 was $212,500 and $19,524, respectively.

NOTE 5   INTANGIBLE ASSETS

         At December 31, 1999 and 1998, intangible assets were:

                                                   1999            1998
                                                ----------      ----------

            Brand name and trademark            $  758,804      $  756,196
            Organization cost                        2,817           2,817
            Deferred loan cost                      65,000          65,000
                                                ----------      ----------
                                                   826,621         824,013
            Less accumulated amortization          (61,502)         (1,127)
                                                ----------      ----------
                                                $  765,119      $  822,886
                                                ==========      ==========

         Amortization expenses for the years ended December 31, 1999 and 1998 was $60,375 and $563, respectively.

NOTE 6   INCOME TAXES

         The Company has a federal net operating loss carryforward for the years ended December 31, 1999 and 1998 of $2,182,344 and $1,101,457,
         respectively, of which $2,182,344 expires in 2019, and $1,101,457 expires in 2018.

                    UNIVERSAL BEVERAGES HOLDINGS CORPORATION
                                 AND SUBSIDIARY

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1999

NOTE 7   LEASES

         The Company rents office space in Jacksonville, Florida for $2,417 plus tax per month, which expires on May 31, 2000. The Company also leases the manufacturing plant in Leesburg, Florida for $16,133 per month plus tax. The revised lease agreement expires on August 31, 2004, and reflects a new monthly payment amount of $18,758.96 for the year 2000 and increases in 4% increments each year thereafter. Real estate taxes are approximately $20,000 per annum.

         Rental expense for the years ended December 31, 1999 and 1998 was $238,204 and $136,252, respectively. Future anticipated minimum annual rental expenses for subsequent years are as follows:

                    Years Ended                            Amount
                    -----------                          ----------

                       2000                              $  252,610
                       2001                                 249,329
                       2002                                 259,302
                       2003                                 269,674
                       2004                                 186,974
                                                         ----------

                                                         $1,217,889
                                                         ----------

NOTE 8   EMPLOYMENT AGREEMENTS

         The Company has entered into employment agreements with its top three officers, commencing on May 6, 1998 and expiring on May 5, 2001.

               Chairman, Chief Executive Officer     $   60,000 per annum
               President, Chief Operating Officer    $   80,000 per annum
               Vice President Finance                $   60,000 per annum

                    UNIVERSAL BEVERAGES HOLDINGS CORPORATION
                                 AND SUBSIDIARY

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1999

  NOTE 9   NOTES PAYABLE

           The Company has outstanding notes payable at December 31, 1999 and 1998 as follows:


                                                                                 1999               1998
                                                                              -----------        -----------
                  Note payable to Bridge Bank with an
                  interest rate of 15% per year; unsecured,
                  due on demand.                                              $   541,500       $  134,000

                  Note payable to American Access with
                  an interest rate of 15% per year; unsecured,
                  due on demand                                                   500,000          500,000

                  Note payable to Rial/Moe with an interest
                  rate of 15% per annum; secured by
                  production equipment; due on demand                             500,000          500,000

                  Note payable to various shareholders at a
                  15% interest rate per year; due on demand;
                  secured by all assets of Company.                               185,000          140,000

                  Note payable to Altamonte Capital with a
                  15% interest rate; due on demand; secured                       300,000                0

                  Note payable to Telcoa with a 15% interest
                  rate per year; due on August 31, 2000                           250,000                0

                  Note payable to American Container; due on
                  demand; unsecured; no interest                                        0           38,000

                  14% note payable to an investment company; secured by a blanket lien on assets; payable interest only through 11/4/03, and 36 equal payments of principal plus interest beginning
                  11/5/03. The note also includes a

                  prepayment penalty clause.                                    1,306,000        1,065,000
                                                                              -----------       ----------
                                                                                3,582,500        2,377,000
                  Less current portion                                         (2,276,500)      (1,312,000)
                                                                              -----------       ----------

                                                                               $1,306,000       $1,065,000
                                                                              -----------       ----------

                    UNIVERSAL BEVERAGES HOLDINGS CORPORATION
                                 AND SUBSIDIARY

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1999

NOTE 9     NOTES PAYABLE - continued

           The amount of interest accrued but unpaid as of December 31, 1999 and 1998 was $436,964 and $139,167, respectively.

NOTE 10    RELATED PARTY TRANSACTIONS

           On July 2, 1998, the Company purchased a Promissory note dated January 15, 1996 in the original amount of $112,086 made by Best Day Company, fka Syfo Water Company, Inc., an unrelated third party. As part of that transaction, Union Planters Bank assigned all of its rights under a security agreement and guarantee securing the indebtedness. Pursuant to the agreement Best Day Co. granted a security interest in its inventory, accounts receivable, contract rights, general intangibles, furniture, fixtures, and equipment. The purchase price was $90,000. Syfo Beverage Company of Florida, Inc. had an exclusive franchise and bottling contract for the Syfo brand of products with Best Day Company.

           The officers and directors of Syfo Beverage Company of Florida, Inc. own 14.6% of the outstanding common stock of the Company at December 31, 1998. In conjunction with the above transaction the Company exchanged the $660,000 unsecured debt owed by Syfo Beverage Company of Florida, Inc. in consideration of the termination of its exclusive franchise and bottling contract for the Syfo brand of products.

           An independent appraiser has valued the Brand Name and Trademark at a minimum of $540,000.

           Sales of Syfo products amounted to approximately $2,204,514 during 1998. Note the first six months the Company was contract packing for Syfo Beverage Company of Florida.

NOTE 11    UNCERTAINTY DUE TO YEAR 2000 ISSUE

           The Year 2000 issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 and 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems, which use certain dates in 1999 to represent something other than a date.

                    UNIVERSAL BEVERAGES HOLDINGS CORPORATION
                                 AND SUBSIDIARY

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1999

NOTE 11    UNCERTAINTY DUE TO YEAR 2000 ISSUE - continued

           The effects of the Year 2000 issue may be experienced before, on, or after January 1, 2000, and if not addressed, the impact on operations and financial reporting may range from minor errors in significant systems failure, which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 issues affecting the entity, including those related to the efforts of customers, suppliers, or third parties will be fully resolved.

NOTE 12    MERGER

           On March 6, 1998, Universal Beverage Holdings Corporation merged with Universal Beverage, Inc., a Florida corporation. The combination was accounted for as a pooling of interest under which net assets of both foundations were combined at book value and neither recognized a gain or loss. The merger shall qualify as a tax-free reorganization under
           Section 386(a)(1)(B) of the Internal Revenue Code of 1986, as amended ("The Code").

NOTE 13    LITIGATION

           The Company was involved in several lawsuits at December 31, 1999. The ultimate outcome of this litigation is unknown at this time and attorneys for the Company could not determine liability. However, $107,375 has been accrued by the Company for litigation and contingencies.

NOTE 14    SUBSEQUENT EVENTS

           On January 1, 2000 the Company placed an offering memorandum for a private placement of a Series B convertible 10% preferred stock, with a minimum purchase of 5,000 shares. The toatl offering is for 400,000 shares at a price of $10 per share. The proceeds of this offering will be used as working capital and for the purchase of assets including the building plant currently leased for production

           On January 11, 2000 the Company obtained a loan for working capital from Telcoa International, Corp. for $100,000 with an interest rate of 10% for 90 days, renewable up to 3 times.

                    UNIVERSAL BEVERAGES HOLDINGS CORPORATION
                                 AND SUBSIDIARY

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1999

NOTE 15    GOING CONCERN

           These financial statements are presented on the basis that the Company is a going concern. For the years ended December 31, 1999 and 1998, the Company showed operating losses of $2,182,344 and $1,101,457, respectively. The accompanying financial statements indicate that current liabilities exceed current assets by $3,317,798 and $1,568,792 for the years ended December 31, 1999 and 1998.

           The Company is in default for payments on short-term loans in the amount of $2,026,500 and $1,185,000, respectively. The accrued interest on these loans amounted to $436,964 for 1999 and $139,167 for 1998. Currently, the Company is involved in a lawsuit relating to this matter which includes two loans of $250,000 each. The outcome is still pending.

           Management's plan concerning this matter includes debt conversion to common stock and/or preferred stock in the amounts of $2,847,500 at December 31, 1999. At the date of this report, the conversion is still in the negotiation stage. The Company also entered into a distribution agreement with Wal-Mart. At the date of this report, a vendor number has been assigned. Management also plans a private offering to raise working capital (See Note 15). In addition, Management has secured a long-term contract to provide bottled water for FEMA (Federal Emergency Management Association) to be distributed for any and all disasters, in which this agency is involved. The Company has also been selected by the National Football League Franchise, Jacksonville Jaguars, to retain the "pouring rights" to their stadium in Jacksonville, Florida.

         You may rely on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy these shares in any circumstances under which the offer or solicitation is unlawful.

                    UNIVERSAL BEVERAGES HOLDINGS CORPORATION

         Until _________, 2001 all dealers effecting transactions in the common stock whether or not participating in this distribution, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Our articles of incorporation, as amended, provide that we shall indemnify our officers and directors, employees and agents and former officers, directors, employees and agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlement arising out of his or her services on behalf of us.

         Florida law generally provides that a corporation shall have power to indemnify persons to the extent they acted in good faith in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. In the event any person shall be judged liable, such indemnification shall apply only if deemed appropriate by the court in which the action was brought.

         Any other indemnification shall be made by a majority vote of the board of directors (excluding any directors who were party to such action), or by a committee of directors designated by majority vote of the board of directors or by independent legal counsel in a written opinion, or by a majority vote of shareholders (excluding any shareholders who were parties to such action).

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Universal Beverages Holdings Corporation pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The estimated expenses in connection with the issuance and distribution of the securities being registered hereby (except for the underwriting discounts and commissions) will be borne by Universal Beverages Holdings Corporation and are estimated to be as follows:

         Registration Fee..........................................$ 1344.27
         Printing Costs............................................   *
         Legal Fees and Expenses...................................   *
         Accounting Fees and Expenses..............................   *
         Miscellaneous.............................................   *
         Total.....................................................$


         *  To be filed by amendment

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

         During the past three years, the following persons and entities acquired shares of stock and other securities from us as set forth in the following tables and summaries. These securities were not registered under the Securities Act of 1933. No underwriters were employed with respect to the sale of any of the securities listed below. All shares were issued in reliance on
Section 4(2) and/or Section 3(b) of the Securities Act and Regulation D thereunder where applicable except as otherwise indicated.

         For offerings made under the exemption provided in Section 4(2) of the Securities Act, we did not offer securities to more than 35 unaccredited investors in any 12 month period, each offeree was given access to information on Universal Beverages Holdings Corporation of the type available in a registration statement, and we believed each investor was acquiring the securities for investment purposes and that all of the unaccredited investors were sophisticated.

         On March 6, 1998, we issued 1,724,999 shares of our common stock in connection with our acquisition of Universal Beverages, Inc. We issued the shares to eight former Universal Beverages, Inc. shareholders in exchange for their common shares in Universal Beverages, Inc. in reliance upon Section 4(2) of the Securities Act.

         NAME                                                 NO. OF SHARES
         Bridge Bank Ltd.                                          350,000
         John C. Cooney                                            202,511
         Marsha Flaige                                              25,000
         Jay D. Marsh                                              152,996
         Cydelle Mendius                                           229,500
         Jonathan O. Moore                                         152,996
         Gary D. Pridgen                                           152,996
         Earl T. Smith                                             459,000

         In March 1998, we issued a warrant to purchase 1,000,000 shares of our common stock at $5.00 per share to Altamonte Capital, LLC as consideration for making a loan to us. In addition, we issued a warrant to purchase 250,000 shares of our common stock at $8.00 per share to Capital International SBIC, L.P. as consideration for making a loan to us. We issued these warrants in reliance on the exemption provided in Section 4(2) of the Securities Act and Rule 506 thereunder.

         In 1998, we sold 485,000 shares of our common stock to the following investors at an offering price of $2.00 per share in reliance upon Section 3(b) of the Securities Act and Rule 504 thereunder.

DATE                        NAME                                                                NO. OF SHARES
March 17, 1998              Yale Fishman                                                             5,000
March 18, 1998              Axis Investments Funds                                                 250,000
March 18, 1998              Joseph and Rose Falowitz                                                 5,000
March 18, 1998              Glen Halpayne                                                           10,000
March 18, 1998              Rosa Rodriguez                                                          50,000
March 18, 1998              Mark D. Sendroff                                                        10,000


                                       II-2

March 18, 1998              Ronald Stein                                                            10,000
March 18, 1998              Patrick John Thomas                                                      5,000
March 18, 1998              Barry and Phyllis Wiener                                                10,000
March 20, 1998              Julio Cruz-Butter                                                        5,000
March 20, 1998              Ilya I. Novof                                                           15,000
March 23, 1998              Gary Segal                                                              25,000
March 26, 1998              Andres Victor and Oscar O. Cambiaso Mandel                               5,000
March 26, 1998              John J. Mathis                                                           5,000
March 26, 1998              Victor E. Murray                                                        10,000
March 26, 1998              Bobby E. Story                                                          15,000
March 27, 1998              Rodolfo and Maria Ruiz Huidobro Gonzalez                                 5,000
March 27, 1998              Alejandro M. O. and Mercedes Estela Mackinlay Gravenhorst                5,000
March 27, 1998              Horacio E. and Karina C. De Matellini Matellini                          5,000
March 27, 1998              Carlos A. and Adriana B. Fernandez Cabellon                              5,000
March 27, 1998              Ricardo J. Fabre                                                         5,000
March 27, 1998              Adriana B. and Carlos A. Cabellon Fernandez                              5,000
March 30, 1998              Jorge Norberto and Viviana Prince DT Clottu Otero                        5,000
March 30, 1998              Hugo Juan and Norma E. Montaner Rizzo                                    5,000
March 31, 1998              Maria L. and Calara Casares Paats                                        5,000
April 2, 1998               Eduardo S. and Edna I. Decolson Colson                                   5,000

         On November 19, 1998, we issued shares of Series A Convertible Preferred Stock at $10.00 per share in a non-public offering under Section 4(2) of the Securities Act and Rule 506 thereunder:

         NAME                                                     NO. OF SHARES
         Donaldson Lufkin Jeanerette Securities                        2,000
         Katherine W. Ezell                                            2,000
         Leontes and Jacqueline Dorleans                               2,500
         Larry Rosenbaum                                               1,000
         Martin A. Soll                                                1,000


         On November 23, 1999, we issued 1,510,000 shares of our common stock under Securities 4(2) of the Securities Act and Rule 506 of thereunder to the following persons as compensation for services rendered.

         NAME                                                     NO. OF SHARES
         John Cecjka                                                   30,000
         Gary W. Cole                                                  20,000
         John W. Cooney                                                50,000
         Neal T. Dawson                                                30,000
         Marsha Flaige                                                125,000
         Jerry Gaines                                                  75,000
         Sue Gargiulo                                                  15,000

         Justin K. Jones                                               20,000
         Jose A., Mathis Ph.D.                                         50,000
         Jeanie E. Petty                                               20,000
         Judith Pritchard                                              20,000
         Deborah F. Shelnut                                            30,000
         Keave T. Tahauri                                              15,000
         Gary Voigt                                                    20,000
         Jay D. Marsh                                                 275,000
         Cydelle Mendius                                              275,000
         Jonathan O. Moore                                            350,000
         Earl T. Smith                                                100,000
         Robert Dolan                                                 200,000

         On January 4, 2000, the Series A Convertible Preferred Shares were converted in reliance on the exemption contained in Section 3(a)(9) of the Securities Act as follows:

         NAME                                                     NO. OF SHARES
         Donaldson Lufkin Janrette Securities                          10,000
         Katherine W. Ezell                                            10,000
         Leontes and Jacqueline Dorleans                               12,500
         Larry Rosenbaum                                                5,000
         Martin A. Soll                                                 5,000

         On January 21, 2000, we issued the following shares under Section 4(2) of the Securities Act and Rule 506 thereunder in lieu of compensation for services:

         NAME                                                      NO. OF SHARES
         Stewart A. Merkin                                              35,000
         Robert Dolin                                                  100,000
         Beverly Aqui                                                   10,000
         George M. Bejarano                                            160,000
         Jennifer Blevin                                               100,000
         Edward Lee Bryan                                               24,000
         Diana Lee Bryan                                                24,000
         John Cejka                                                     10,000
         Diversified Investment Affiliates, Inc.                       200,000
         Marsha Flaige                                                  50,000
         Jerry Gaines                                                   50,000
         Mario Ganuza                                                    5,000
         Brenda Joyce Hice                                               1,950
         Brenda Joyce Hice                                              13,050
         Phillip C. Huber                                              100,000
         Artie S. Ilope                                                 35,000
         Neb B. Johnson                                                 10,000

         Harvey Jukowitz                                                15,000
         Roy Kobert                                                     10,000
         Janet Russ Lang                                               100,000
         Timothy J. Lawyer                                              25,000
         Spencer Levy                                                   30,000
         Leo B. Lhu                                                    100,000
         Jay D. Marsh                                                  100,000
         Cydelle Mendius                                                50,000
         Adrian Mincey                                                  25,000
         Clifford Alan Moore                                            20,000
         Jonathan O. Moore                                              30,000
         Gary D. Pridgen                                               150,000
         Gary D. Pridgen                                                50,000
         Donald A. Rett                                                 75,000
         Tony Santos                                                    10,000
         Sarah Helene Sharp                                             25,000
         Brian Sieber                                                   15,000
         Gary Voigt                                                     10,000

         On February 8, 2000, we issued warrants to purchase shares of our common stock under Section 4(2) of the Securities Act and Rule 506 thereunder to some of our shareholders for no consideration.

         NAME                                  EXERCISE PRICE    NO. OF WARRANTS
         Edward Bryan                               $1.00             24,000
                                                    $3.00             24,000
                                                    $5.00             24,000
         Diane Bryan                                $1.00             24,000
                                                    $3.00             24,000
                                                    $5.00             24,000
         Leontes and Jacqueline Dorleans            $1.00             24,000
                                                    $3.00             24,000
                                                    $5.00             24,000
         Larry Rosenbaum                            $1.00             24,000
                                                    $3.00             24,000
                                                    $5.00             24,000
         Peter Frances                              $1.00             24,000
                                                    $3.00             24,000
                                                    $5.00             24,000

         In March 2000, we entered into debt restructuring agreements with six of our creditors. We issued shares of our common or preferred stock in exchange for forgiveness of debt and accrued interest on our outstanding debt obligations to these creditors in reliance on the exemption provided in Section 4(2) of the Securities Act and Rule 506 thereunder. The following descriptions summarize each portion of this debt restructuring:

CREDITOR                                     OUTSTANDING DEBT    INTEREST RATE            SHARES ISSUED

Clifford Alan Moore                                $30,000            15%        12,000 shares of common stock

Bridge Bank, Ltd.                                 $720,500            15%        700,000 shares of common stock

Capital International SBIC, Ltd.                $1,306,000            14%        130,600 Series C shares of preferred
                                                                                 stock

Lasse and Eva Moe and                             $315,000            15%        31,500 Series D shares of preferred
Roberto and Barbara Rial                                                         stock

McLean Ventures, Ltd.                             $575,000            15%        57,500 Series E shares of preferred
                                                                                 stock

Altamonte Capital, Ltd.                           $350,000            15%        35,000 Series F shares of preferred
                                                                                 stock

            From March to June 2000, we sold an aggregate of 432,500 shares of our Series B Preferred Stock, 785,000 shares of common stock and 1,570,000 warrants to purchase shares of our common stock to accredited investors as described below. We sold the shares of Series B Preferred Stock at $10.00 per share, shares of common stock at $1.00 per share, and included the warrants as an added incentive for investors to purchase the common stock. We issued warrants to investors for no additional consideration. These transactions were made in reliance on the exemption provided in Section 4(2) and Rule 506 thereunder.

                                                         SERIES B
                                                         PREFERRED                COMMON
        DATE          NAME                                SHARES    $1 WARRANTS    STOCK    $3 WARRANTS $5 WARRANTS
    March 1, 2000     Tim G. Asp                             1,250          0       2,500        2,500      2,500
    March 1, 2000     Graham Blade                               0      2,000           0        2,000      2,000
    March 1, 2000     Frank D. Brown                             0      3,250           0        3,250      3,250
    March 1, 2000     Edward Lee Bryan                           0     24,000           0       24,000     24,000
    March 1, 2000     Diane Lee Bryan                            0     24,000           0       24,000     24,000
    March 1, 2000     Austin C. Cogswell                         0     11,000           0       11,000     11,000
    March 1, 2000     Meagan Cran                                0        250           0          250        250
    March 1, 2000     Meagan Cran                                0        750           0          750        750
    March 1, 2000     Leontes and Jacqueline Dorleans            0     24,000           0       24,000     24,000
    March 1, 2000     Roy R. Elliot                          1,250          0       2,500        2,500      2,500
    March 1, 2000     Tom Elliott                                0        275           0          275        275
    March 1, 2000     First Baptist Church                       0      8,000           0        8,000      8,000
    March 1, 2000     Greta Cocco                                0      2,438           0        2,438      2,438
    March 1, 2000     Evelyn Horness                             0      9,089           0        9,089      9,089
    March 1, 2000     Joe Horness                                0      2,925           0        2,925      2,925
    March 1, 2000     Joe Horness                                0      1,925           0        1,925      1,925
    March 1, 2000     Paul Houseman                              0        200           0          200        200
    March 1, 2000     Phillip C. Huber                           0     35,600           0       35,600     35,600

                                      II-6

    March 1, 2000     J.E.J. Investments, Inc.                   0     26,688           0       26,688     26,688
    March 1, 2000     Kalima, Inc.                               0     18,000           0       18,000     18,000
    March 1, 2000     Jeanne M. Kasler                           0        871           0          871        871
    March 1, 2000     Vance Kilgore                              0      1,000           0        1,000      1,000
    March 1, 2000     Robert Koekkoek                            0        450           0          450        450
    March 1, 2000     Thomas H. Lambert                          0      1,500           0        1,500      1,500
    March 1, 2000     Fred D. Lentz                          7,500          0      15,000       15,000     15,000
    March 1, 2000     Leo Buk Lhu                           10,000          0      25,000       25,000     25,000
    March 1, 2000     Arthur B. Long                             0      6,500      26,500       33,000     33,000
    March 1, 2000     Arthur B. Long                             0     20,000           0       20,000     20,000
    March 1, 2000     Arthur B. Long                             0     17,437           0       17,437     17,437
    March 1, 2000     LSJ Alliance, LLC                          0      2,031           0        2,031      2,031
    March 1, 2000     Management and Acquisition                 0     40,000           0       40,000     40,000
                      Group, Inc.
    March 1, 2000     Marquee Revenue, Inc.                      0     17,062           0       17,062     17,062
    March 1, 2000     Richard R. and Sandra C. Morris            0      1,625           0        1,625      1,625
    March 1, 2000     James S Nelson                             0     33,000           0       33,000     33,000
    March 1, 2000     James S. Nelson Jr.                        0     17,437           0       17,437     17,437
    March 1, 2000     James B. Nottingham                    2,500          0       5,000        5,000      5,000
    March 1, 2000     Ocean Development Company, Inc.            0     20,000           0       20,000     20,000
    March 1, 2000     Robert J. O'Neil, Jr.                      0     17,437           0       17,437     17,437
    March 1, 2000     Phoenix International                      0     35,000           0       35,000     35,000
                      Enterprises, Inc.
    March 1, 2000     Rodney Piercey                             0        250           0          250        250
    March 1, 2000     Ross Pope                                  0        100           0          100        100
    March 1, 2000     Gary L. Pridgen                            0     12,000      12,000       24,000     24,000
    March 1, 2000     Jeff Ripley                                0      7,750           0        7,750      7,750
    March 1, 2000     Teres Ripley                               0      7,811           0        7,811      7,811
    March 1, 2000     RNR Consulting Group, Inc.                 0        813           0          813        813
    March 1, 2000     Shores Marketing, Inc.                     0     34,429           0       34,429     34,429
    March 1, 2000     Doug Sielaff                               0        250           0          250        250
    March 1, 2000     Dennis A. Sjordin                      1,250          0       2,500        2,500      2,500
    March 1, 2000     Francis Smith                              0        100           0          100        100
    March 1, 2000     Edward J. and Barbara A. Taylor        2,500          0       5,000        5,000      5,000
    March 1, 2000     Edward J. and Barbara A. Taylor            0      1,500                    1,500      1,500
    March 1, 2000     Carol S. Taylor                            0          0      14,000       14,000     14,000
    March 1, 2000     Howard E. Timmer                       1,250          0       2,500        2,500      2,500
    March 1, 2000     Dan Van Liere                              0      5,250           0        5,250      5,250
    March 1, 2000     Bruce Yates                            5,000          0           0            0          0
    March 1, 2000     Cynthia L. Young                       1,250          0       2,500        2,500      2,500
    March 1, 2000     Juanita Young                              0     12,692           0       12,692     12,692
    March 1, 2000     David B. Young                             0          0       5,000        5,000      5,000
    March 2, 2000     Janet Russ Lang                        5,000          0      10,000       10,000     10,000
    March 2, 2000     Don Taylor                                 0          0      16,000       16,000     16,000
    March 4, 2000     Edwin L. Matthews - IRA                7,500          0      10,000       10,000     10,000
    March 8, 2000     Frank D. Brown - IRA                  10,000          0           0            0          0
    March 9, 2000     Denelda Sanders                        2,500          0           0            0          0
   March 13, 2000     Charles Farrell Zittrower              5,000          0           0            0          0
   March 16, 2000     Sharon Lee Diehl                       2,500        813           0          813        813
   March 20, 2000     Robert E. and Barbara J. Brenner       2,500          0       5,000        5,000      5,000
   March 20, 2000     Thomas W. Elliot                       5,000          0      10,000       10,000     10,000
   March 20, 2000     Paul Houseman                              0          0       5,000        5,000      5,000

                                      II-7


   March 22, 2000     Andrew and Gloria Gavrun               2,500          0       5,000        5,000      5,000
   March 22, 2000     Robert W. Greene                       5,000          0      10,000       10,000     10,000
   March 22, 2000     Stanley P. Roberts                     2,500          0       5,000        5,000      5,000
   March 22, 2000     Saltco                                 5,000          0      10,000       10,000     10,000
   March 23, 2000     Mellena and Marvin Conner              5,000          0      10,000       10,000     10,000
   March 23, 2000     Roger A. Elliot Trust                  2,500          0       5,000        5,000      5,000
   March 23, 2000     Lynn D. Smith                          5,000          0      10,000       10,000     10,000
   March 24, 2000     Corinna Rae Belka                      2,500          0       5,000        5,000      5,000
   March 24, 2000     Joseph W. Horness                      2,500          0       5,000        5,000      5,000
   March 24, 2000     John P. Langsfeld                      5,000          0      10,000       10,000     10,000
   March 24, 2000     Timothy E. Mariner                     2,500          0       5,000        5,000      5,000
   March 24, 2000     Ben Steven Tepper                      5,000          0      10,000       10,000     10,000
   March 27, 2000     Lee W. DeBoer                          2,500          0       5,000        5,000      5,000
   March 27, 2000     Lee W. DeBoer                          1,250          0       2,500        2,500      2,500
   March 27, 2000     Daniel P. Pfeiffer                     5,000          0      10,000       10,000     10,000
   March 28, 2000     Ed Leigh McMillan                       5,000         0      10,000       10,000     10,000
   March 29, 2000     John W. Koelle                          7,500         0      15,000       15,000     15,000
   March 29, 2000     Kevin G. Looser                         7,500         0      15,000       15,000     15,000
   March 29, 2000     Robert F. Murphy                        1,250         0       2,500        2,500      2,500
   March 29, 2000     Carlos L. Ripley                       20,000         0      40,000       40,000     40,000
   March 29, 2000     Paul Weikert                            5,000         0      10,000       10,000     10,000
   March 29, 2000     Paul Weikert                            1,250         0       2,500        2,500      2,500
   March 31, 2000     Helen M. Jorgensen                      2,500         0       5,000        5,000      5,000
   March 31, 2000     Duane L. Kruse                          2,500         0       5,000        5,000      5,000
   March 31, 2000     John Shepard                            2,500         0       5,000        5,000      5,000
   March 31, 2000     Jeffery A. Sjodin                       1,250         0       2,500        2,500      2,500
   March 31, 2000     Dan L. Van Liere                        2,500         0       5,000        5,000      5,000
   March 31, 2000     Timothy Westra                          5,000         0      10,000       10,000     10,000
    April 3, 2000     Jeff and Brian Mariner                  2,500         0       5,000        5,000      5,000
    April 4, 2000     H. Alan Denning                         1,250         0       2,500        2,500      2,500
    April 4, 2000     Michael A. McGraw                       2,500         0       5,000        5,000      5,000
    April 4, 2000     Pamella M. Prosser                      2,500         0           0            0          0
    April 4, 2000     Randall Timmer                          2,500         0       5,000        5,000      5,000
    April 6, 2000     Love Family Trust                       5,000         0      10,000       10,000     10,000
    April 6, 2000     Brian Van Farowe                       11,250         0      22,500       22,500     22,500
    April 6, 2000     Melvin Van Farowe                       3,750         0       7,500        7,500      7,500
    May 10, 2000      Terrill Neal                           20,000         0      40,000       40,000     40,000
    May 24, 2000      Phyllis N. Brock                        2,500         0       5,000        5,000      5,000
    May 25, 2000      John Brock                              2,500         0       5,000        5,000      5,000
    June 1, 2000      Austin C. Cogswell                      7,500         0      15,000       15,000     15,000
    June 6, 2000      Michael and Linda Huckleberry           2,500         0       5,000        5,000      5,000
    June 7, 2000      Gary Bosse                              2,500         0       5,000        5,000      5,000
    June 7, 2000      Cathy B. Jones                          2,500         0       5,000        5,000      5,000
    June 7, 2000      Juanita Young                           2,500         0       5,000        5,000      5,000
    June 8, 2000      Reese J. Robinson                       2,500         0       5,000        5,000      5,000
    June 8, 2000      Dean C. Ross                            2,500         0       5,000        5,000      5,000
    June 9, 2000      William J.Beard                         5,000         0      10,000       10,000     10,000
    June 9, 2000      Wanda J. Griffy                         2,500         0       5,000        5,000      5,000
    June 9, 2000      Kenneth H. and Susan D. Hitchcock       2,500         0       5,000        5,000      5,000
    June 9, 2000      Altone Lewis Holland                    2,500         0       5,000        5,000      5,000
    June 9, 2000      A. Paul Houseman                        7,500         0      10,000       10,000     10,000
    June 11, 2000     Richard Ousley                          5,000         0      10,000       10,000     10,000

                                      II-8

    June 12, 2000     Frank and Sandra L. Constantino         5,000         0      10,000       10,000     10,000
    June 12, 2000     Robert Deur                             2,500         0       5,000        5,000      5,000
    June 12, 2000     Paul Fackler                            2,500         0       5,000        5,000      5,000
    June 12, 2000     Salem and Diane Saloom                  5,000         0      10,000       10,000     10,000
    June 13, 2000     Aqua J. Group                           2,500         0       5,000        5,000      5,000
    June 13, 2000     Randy Brenner                           2,500         0       5,000        5,000      5,000
    June 13, 2000     Clearwater Group                        2,500         0       5,000        5,000      5,000
    June 13, 2000     Robert R. Smith - IRA                   5,000         0      10,000       10,000     10,000
    June 14, 2000     Helen A. Alflen                         2,500         0       5,000        5,000      5,000
    June 14, 2000     Arthur O. Brannen                       5,000         0      10,000       10,000     10,000
    June 14, 2000     Charles A. Bryant                       2,500         0       5,000        5,000      5,000
    June 14, 2000     J.P. and/or Carolyn M. Clardy           2,500         0       5,000        5,000      5,000
    June 14, 2000     John C. Cress                           2,500         0       5,000        5,000      5,000
    June 14, 2000     Norm Davidson                           2,500         0       5,000        5,000      5,000
    June 14, 2000     Ruth Gordon                             2,500         0       5,000        5,000      5,000
    June 14, 2000     James A. and Karen M. Hopkins           2,500         0       5,000        5,000      5,000
    June 14, 2000     George H. Lovelady                      2,500         0       5,000        5,000      5,000
    June 14, 2000     Gerald T. McKendree                     2,500         0       5,000        5,000      5,000
    June 14, 2000     Harold E. Musick                        2,500         0       5,000        5,000      5,000
    June 14, 2000     Richard B. O'Brien                      2,500         0       5,000        5,000      5,000
    June 14, 2000     Christopher and Terri Paterson          1,250         0       2,500        2,500      2,500
    June 14, 2000     James W. Sprague                        2,500         0       5,000        5,000      5,000
    June 14, 2000     Donald E. Taylor - IRA                 15,000         0           0            0          0
    June 14, 2000     David Young                             3,750         0       2,500        2,500      2,500
    June 15, 2000     Al E. Hlozer                            5,000         0      10,000       10,000     10,000
    June 17, 2000     George T. Gerakitis                     2,500         0       5,000        5,000      5,000
    June 19, 2000     Sandra Ritchie Miller                   2,500         0       5,000        5,000      5,000
    June 20, 2000     James C. Beaty                          2,500         0       5,000        5,000      5,000
    June 20, 2000     Ron H. Bell                            10,000         0      20,000       20,000     20,000
    June 20, 2000     Laetitin M. Davis                       2,500         0       5,000        5,000      5,000
    June 20, 2000     Earl N. Griffy                          2,500         0       5,000        5,000      5,000
    June 20, 2000     Janet Russ Lang                             0    74,000      40,000      114,000    114,000
    June 20, 2000     Robert D. Mathisen                      2,500         0       5,000        5,000      5,000
    June 20, 2000     Robert A. Smith                         2,500         0       5,000        5,000      5,000
    June 28, 2000     Walter  D. Alflen                       2,500         0       5,000        5,000      5,000
    June 29, 2000     Anita A. Crodes                         2,500         0       5,000        5,000      5,000
    June 29, 2000     Robert K. Nelson                        5,000         0      10,000       10,000     10,000
    June 30, 2000     Good Water P.P.                         2,500         0       5,000        5,000      5,000
    June 30, 2000     Robert J. and Mandria Hawley            2,500         0       5,000        5,000      5,000
    June 30, 2000     Ross Pope                               2,500         0       5,000        5,000      5,000
    June 30, 2000     Francis F. Smith                        2,500         0       5,000        5,000      5,000
    June 30, 2000     Richard L. and Sherilyn J. Winnie       2,500         0       5,000        5,000      5,000


         In August 2000, we issued 25,000 shares of our common stock to Sara Sharpe as collateral for a note payable in the amount of $93,000, which has an outstanding balance of approximately $73,000. These shares were sold in reliance on the exemption provided in Section 4(2) of the Securities and Exchange Act and Rule 506 of Regulation D thereunder.

         On October 4, 2000, we gave Clifford Alan Moore, brother of our former Chief Executive Officer, a 10.25% secured promissory note for $150,000, due on January 4, 2001, subject to potential extension until March 4, 2001. In connection with this loan, we also issued Mr. Moore a five-year warrant to purchase 100,000 shares of our common stock at $1.75 per share, and promised to pay a transaction fee of $37,500. We issued the note and warrants in reliance on the exemption provided in Section 4(2) of the Securities Act for non-public offerings.

         In January 2001, we issued 216,250 shares of our common stock, valued at $1.00 per share for purposes of the dividend, in lieu of paying cash dividends totaling $216,250 to the following Series B preferred shareholders for two quarterly dividends past due. These shares were sold in reliance on the exemption provided in Section 4(2) of the Securities and Exchange Act and Rule 506 of Regulation D thereunder.

         NAME                                                      NO. OF SHARES
         Helen A. Alflen                                                 1,250
         Walter  D. Alflen                                               1,250
         Aqua J. Group                                                   1,250
         Tim G. Asp                                                        625
         William J. Beard                                                2,500
         James C. Beaty                                                  1,250
         Corinna Rae Belka                                               1,250
         Ron H. Bell                                                     5,000
         Gary Bosse                                                      1,250
         Arthur O. Brannen                                               2,500
         Robert E. & Barbara J. Brenner                                  1,250
         Randy Brenner                                                   1,250
         Phyllis N. Brock                                                1,250
         John Brock                                                      1,250
         Frank D. Brown - IRA                                            5,000
         Charles A. Bryant                                               1,250
         J.P. and/or Carolyn M. Clardy                                   1,250
         Clearwater Group                                                1,250
         Austin C. Cogswell                                              3,750
         Mellena and Marvin Conner                                       2,500
         Frank Constantino & Sandra L. Newhouse                          2,500
         John C. Cress                                                   1,250
         Anita A. Crodes                                                 1,250
         Norm Davidson                                                   1,250
         Laetitin M. Davis                                               1,250
         Lee W. DeBoer                                                   1,875

         H. Alan Denning                                                   625
         Robert Deur                                                     1,250
         Sharon Lee Diehl                                                1,250
         Roy R. Elliot                                                     625
         Thomas W. Elliot                                                2,500
         Paul Fackler                                                    1,250
         Andrew and Gloria Gavrun                                        1,250
         George T. Gerakitis                                             1,250
         Good Water P.P.                                                 1,250
         Ruth Gordon                                                     1,250
         Robert W. Greene                                                2,500
         Wanda J. Griffy                                                 1,250
         Earl N. Griffy                                                  1,250
         Robert J. and Mandria Hawley                                    1,250
         Kenneth H. and Susan D. Hitchcock                               1,250
         Al E. Hlozek                                                    2,500
         Altone Lewis Holland                                            1,250
         James A. and Karen M. Hopkins                                   1,250
         Joseph W. Horness                                               1,250
         A. Paul Houseman                                                3,750
         Michael and Linda Huckleberry                                   1,250
         Cathy B. Jones                                                  1,250
         Helen M. Jorgensen                                              1,250
         John W. Koelle                                                  3,750
         Duane L. Kruse                                                  1,250
         Janet Russ Lang                                                 2,500
         John P. Langsfeld                                               2,500
         Fred D. Lentz                                                   3,750
         Leo Buk Lhu                                                     5,000
         Kevin G. Looser                                                 3,750
         Love Family Trust                                               2,500
         George H. Lovelady                                              1,250
         Timothy E. Mariner                                              1,250
         Jeff and Brian Mariner                                          1,250
         Robert D. Mathisen                                              1,250
         Edwin L. Matthews - IRA                                         3,750
         Michael A. McGraw                                               1,250
         Gerald T. McKendree                                             1,250
         Ed Leigh McMillan                                               2,500

         Sandra & David Miller                                           1,250
         Robert F. Murphy                                                  625
         Harold E. Musick                                                1,250
         Terrill Neal                                                   10,000
         Robert K. Nelson                                                2,500
         James B. Nottingham                                             1,250
         Richard B. O'Brien                                              1,250
         Richard Ousley                                                  2,500
         Christopher and Terri Paterson                                    625
         Daniel P. Pfeiffer                                              2,500
         Ross Pope                                                       1,250
         Pamella M. Prosser                                              1,250
         Carlos L. Ripley                                               10,000
         Stanley P. Roberts                                              1,250
         Reese J. Robinson                                               1,250
         Roger A. Elliot Trust                                           1,250
         Dean C. Ross                                                    1,250
         Salem & Diane Saloom                                            2,500
         Saltco                                                          2,500
         Denelda Sanders                                                 1,250
         John Shepard                                                    1,250
         Jeffery A. Sjodin                                                 625
         Dennis A. Sjordin                                                 625
         Lynn D. Smith                                                   2,500
         Robert A. Smith                                                 1,250
         Francis F. Smith                                                1,250
         Robert R. Smith - IRA                                           2,500
         James W. Sprague                                                1,250
         Edward J. and Barbara A. Taylor                                 1,250
         Donald E. Taylor - IRA                                          7,500
         Ben Steven Tepper                                               2,500
         Howard E. Timmer                                                  625
         Randall Timmer                                                  1,250
         Brian Van Farowe                                                5,625
         Melvin Van Farowe                                               1,875
         Dan L. Van Liere                                                1,250
         Paul Weikert                                                    3,125
         Timothy Westra                                                  2,500
         Richard L. and Sherilyn J. Winnie                               1,250

         Bruce Yates                                                     2,500
         Cynthia L. Young                                                  625
         David Young                                                     1,875
         Juanita Young                                                   1,250
         Charles Farrell Zittrower                                       2,500

         On January 24, 2001, our Series D preferred shareholders Mr. and Mrs. Roberto Rial and Mr. & Mrs. Lasse Moe, converted all of the outstanding Series D preferred stock into 612,202 shares of common stock. On January 24, 2001 our Series E preferred shareholders McLean Ventures Corporation, converted 31,000 shares of the outstanding Series E preferred stock into 622,825 shares of common stock. On January 24, 2001 our Series F preferred shareholders Altamonte Capital, LLC, converted all of the outstanding Series F preferred stock into 670,734 shares of common stock. The conversions were all based upon the formulas contained in our articles of incorporation. We issued these shares in reliance on the exemption contained in Section 3(a)(9) of the Securities Act.

ITEM 27.  EXHIBITS.

Exhibit
Number   Description
------   -----------

2.1 Stock Purchase Agreement between Universal Beverages Holdings Corporation and Universal Beverages, Inc. (incorporated by reference to
         Exhibit 2.1 in the Form 10-SB filed by Universal Beverages Holdings Corporation on April 14, 2000)

3.1 Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.4 in the Form 10-SB filed by Universal Beverages Holdings Corporation on April 14, 2000)

3.2 Articles of Amendment (incorporated by reference to Exhibit 3.5 in the Form 10-SB filed by Universal Beverages Holdings Corporation on April 14, 2000)

3.3 Articles of Amendment (incorporated by reference to Exhibit 3.6 in the Form 10-SB filed by Universal Beverages Holdings Corporation on April 14, 2000)

3.4 Bylaws (incorporated by reference to Exhibit 3.7 in the Form 10-SB filed by Universal Beverages Holdings Corporation on April 14, 2000).

4.1      Form of Share Certificate (1)

4.2      Form of $1.00 Warrant

4.3      Form of $3.00 Warrant

4.4      Form of $5.00 Warrant

4.5      Altamonte Capital Warrants (1)

4.6      Capital International, SBIC Warrants

4.7      Clifford Alan Moore Warrants

5.       Legal Opinion of Michael Harris, P.A.(1)

10.1 Employment Agreement between Universal Beverages Holdings Corporation and Jonathon Moore (incorporated by reference to Exhibit 10.1 in the Form 10-SB filed by Universal Beverages Holdings Corporation on April 14, 2000)

10.2 Employment Agreement between Universal Beverages Holdings Corporation and Cydelle Mendius (incorporated by reference to Exhibit 10.2 in the Form 10-SB filed by Universal Beverages Holdings Corporation on April 14, 2000)

10.3 Employment Agreement between Universal Beverages Holdings Corporation and Marsha Flaige (incorporated by reference to Exhibit 10.3 in the Form 10-SB filed by Universal Beverages Holdings Corporation on April 14, 2000).

10.4     Lease for the office space in Jacksonville, Florida (1)

10.5     Lease for warehouse space in Ft. Lauderdale, Florida (1)

10.6 Deposit Receipt and Purchase and Sale Agreement, by and between BNS of Central Florida, Ltd. and Universal Beverages Holdings Corporation. (incorporated by reference to Exhibit 10.5 in the Form 10-SB filed by Universal Beverages Holdings Corporation on April 14, 2000)

10.7 Addendum to Purchase and Sale Agreement by and between BNS of Central Florida, Ltd. and Universal Beverages Holdings Corporation

10.8 Secured Promissory Note between Clifford Alan Moore and Universal Beverages Holdings Corporation

10.9 Exchange Agreement between Universal Beverages Holdings Corporation and Bridge Bank, Ltd. dated March 31, 2000 (1)

10.10 Exchange Agreement between Universal Beverages Holdings and Capital International SBIC, L.P. dated March 31, 2000 (1)

10.11 Agreement to Restructure among Universal Beverages Holdings Corporation, Roberto and Barbara Rial and Lasse and Eva Moe dated March 31, 2000 (1)

10.12 Exchange Agreement between Universal Beverages Holdings Corporation and McLean Ventures Corporation dated March 31, 2000 (1)

10.13 Exchange Agreement between Universal Beverages Holdings Corporation and Altamonte Capital, LLC dated March 31, 2000 (1)

10.14 $50,000 Promissory Note to Roberto and Barbara Rial and Lasse and Eva Moe dated March 31, 2000 (1)

10.15 $500,000 and $100,000 Promissory Notes to First National Bank of Blue Island (1)

10.16 $100,000 Promissory Note to Telcoa International Corporation dated January 11, 2000 (1)

10.17    $150,000 Promissory Note to Clifford Alan Moore dated October 4, 2000

10.18 Sponsorship Agreement between Universal Beverages Holdings Corporation and Jacksonville Jaguars, Ltd. dated February 9, 2000 (1)

21       Subsidiaries

23.1     Consent of Sewell and Company, P.A.

23.2     Consent of Michael Harris, P.A. (2)

------------------
(1)  To be filed by amendment
(2)  Included in Exhibit 5-Legal Opinion

ITEM 28. UNDERTAKINGS.

(a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of Universal Beverages Holdings Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b)      The registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

                  (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

         (5) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has authorized this Registration Statement to be signed on its behalf by the undersigned, in Jacksonville, Florida, on the 14th day of February, 2001.

                                      UNIVERSAL BEVERAGES HOLDINGS CORPORATION


                                      By       /s/ Marsha Flaige
                                               -----------------
                                               Marsha Flaige,
                                               Vice-President of Finance

In accordance with the requirements of the Securities Act of 1933, this registration statement on Form SB-2 was signed by the following persons in the capacities and on the dates indicated.

Signatures                               Title                                          Date
----------                               -----                                          ----

/s/ Marsha Flaige                        Principal Financial Officer                    February 14, 2001
------------------------
Marsha Flaige


/s/Jay Marsh                             Principal Accounting Officer and Director      February 14, 2001
------------------------
Jay Marsh


/S/ Donald Rett                          Chairman of the Board of Directors             February 14, 2001
------------------------
Donald Rett


/s/ John Koelle                          Director                                       February 14, 2001
------------------------
John Koelle


_______________________                  Director                                       February ___, 2001
Cydelle Mendius


_______________________                  Director                                       February ___, 2001
Jonathon O. Moore


/s/ Carlos Ripley                        Director                                       February 14, 2001
------------------------
Carlos Ripley


/s/ Earl T. Smith                        Director                                       February 14, 2001
------------------------
Earl T. Smith

                                 Exhibit Index

Exhibit
Number   Description
------   -----------

2.1 Stock Purchase Agreement between Universal Beverages Holdings Corporation and Universal Beverages, Inc. (incorporated by reference to
         Exhibit 2.1 in the Form 10-SB filed by Universal Beverages Holdings Corporation on April 14, 2000)

3.1 Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.4 in the Form 10-SB filed by Universal Beverages Holdings Corporation on April 14, 2000)

3.2 Articles of Amendment (incorporated by reference to Exhibit 3.5 in the Form 10-SB filed by Universal Beverages Holdings Corporation on April 14, 2000)

3.3 Articles of Amendment (incorporated by reference to Exhibit 3.6 in the Form 10-SB filed by Universal Beverages Holdings Corporation on April 14, 2000)

3.4 Bylaws (incorporated by reference to Exhibit 3.7 in the Form 10-SB filed by Universal Beverages Holdings Corporation on April 14, 2000).

4.1      Form of Share Certificate (1)

4.2      Form of $1.00 Warrant

4.3      Form of $3.00 Warrant


4.4      Form of $5.00 Warrant

4.5      Altamonte Capital Warrants (1)

4.6      Capital International, SBIC Warrants

4.7      Clifford Alan Moore Warrants

5.       Legal Opinion of Michael Harris, P.A.(1)

10.1 Employment Agreement between Universal Beverages Holdings Corporation and Jonathon Moore (incorporated by reference to Exhibit 10.1 in the Form 10-SB filed by Universal Beverages Holdings Corporation on April 14, 2000)

10.2 Employment Agreement between Universal Beverages Holdings Corporation and Cydelle Mendius (incorporated by reference to Exhibit 10.2 in the Form 10-SB filed by Universal Beverages Holdings Corporation on April 14, 2000)

10.3 Employment Agreement between Universal Beverages Holdings Corporation and Marsha Flaige (incorporated by reference to Exhibit 10.3 in the Form 10-SB filed by Universal Beverages Holdings Corporation on April 14, 2000).

10.4     Lease for the office space in Jacksonville, Florida (1)

10.5     Lease for warehouse space in Ft. Lauderdale, Florida (1)

10.6 Deposit Receipt and Purchase and Sale Agreement, by and between BNS of Central Florida, Ltd. and Universal Beverages Holdings Corporation. (incorporated by reference to Exhibit 10.5 in the Form 10-SB filed by Universal Beverages Holdings Corporation on April 14, 2000)

10.7 Addendum to Purchase and Sale Agreement by and between BNS of Central Florida, Ltd. and Universal Beverages Holdings Corporation

10.8 Secured Promissory Note between Clifford Alan Moore and Universal Beverages Holdings Corporation

10.9 Exchange Agreement between Universal Beverages Holdings Corporation and Bridge Bank, Ltd. dated March 31, 2000 (1)


10.10 Exchange Agreement between Universal Beverages Holdings and Capital International SBIC, L.P. dated March 31, 2000 (1)

10.11 Agreement to Restructure among Universal Beverages Holdings Corporation, Roberto and Barbara Rial and Lasse and Eva Moe dated March 31, 2000 (1)

10.12 Exchange Agreement between Universal Beverages Holdings Corporation and McLean Ventures Corporation dated March 31, 2000 (1)

10.13 Exchange Agreement between Universal Beverages Holdings Corporation and Altamonte Capital, LLC dated March 31, 2000 (1)

10.14 $50,000 Promissory Note to Roberto and Barbara Rial and Lasse and Eva Moe dated March 31, 2000 (1)

10.15 $500,000 and $100,000 Promissory Notes to First National Bank of Blue Island (1)

10.16 $100,000 Promissory Note to Telcoa International Corporation dated January 11, 2000 (1)

10.17    $150,000 Promissory Note to Clifford Alan Moore dated October 4, 2000

10.18 Sponsorship Agreement between Universal Beverages Holdings Corporation and Jacksonville Jaguars, Ltd. dated February 9, 2000 (1)

21       Subsidiaries

23.1     Consent of Sewell and Company, P.A.

23.2     Consent of Michael Harris, P.A. (2)

------------------
(1)  To be filed by amendment
(2)  Included in Exhibit 5-Legal Opinion